UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Commission file number 27339

iCarbon Corporation
(Exact name of small business issuer as specified in its charter)

Nevada	88-0426887
(State or other jurisdiction of	(IRS Employer Identification No.)
Incorporation or organization)

106 Lakeside Avenue
P.O. Box 210
Delano, PA 18220
(Address of principal executive offices)
(570) 467-2222
(Issuer's telephone number)

(Address and telephone number of principal executive offices and principal place of business)

James E. Olive
Chief Executive Officer
iCarbon Corporation
106 Lakeside Avenue
Delano, Pa 18220
(570) 467-2222
(Name, address and telephone number of agent for service)

Copies to:

Hank Gracin, Esq.
Lehman & Eilen LLP
Mission Bay Office Plaza
20283 State Road 7, Suite 300
Boca Raton, Fl. 33498
(561) 237-0804

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Check whether the issuer (1) filed all documents and reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒   No ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common stock, par value $0.001 per share	9,855,289	(4)	$.70	$6,898,702	$738.16
Common stock, par value $.001 per share	4,988,982	(5)	$.70	$3,492,288	$373.67
Common stock, par value $.001 per share	3,260,870	(6)	$.70	$2,282,600	$244.24
Common stock, par value $.001 per share	1,630,435	(7)	$.70	$1,141,305	$122.12
Total	19,735,576				$1,478.19

(1)
In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTC Bulletin Board on February 20, 2007.

(3)	Calculated under Section 6(b) of the Securities Act of 1933 as .000107 of the aggregate offering price.

(4)	Represents shares of the registrant’s common stock that have been issued to selling stockholders named in this registration statement.

(5)	Represents shares of the registrant’s common stock that may be acquired upon the exercise of warrants issued to selling stockholders named in this registration statement.

(6)	Represents shares of the registrant’s common stock issuable upon the exchange of a $4.5 million outstanding exchangeable note issued to a selling stockholder on July 12, 2006.

(7)	Represent shares of the registrant’s common stock issuable upon exercise of an outstanding warrant granted in conjunction with the July 12, 2006 exchangeable note.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY 20, 2007

PRELIMINARY PROSPECTUS

iCarbon Corporation
19,735,576 shares of common stock

The selling shareholders identified in this prospectus may offer and sell up to an aggregate of 19,735,576 shares of our common stock which we have issued to them, or which we may issue to them upon the exercise of certain warrants or upon the exchange of, or the payment of interest on, a certain exchangeable note issued to them. All of the shares, the warrants and the exchangeable notes were issued to the selling shareholders in private placement transactions completed prior to the filing of the registration statement of which this prospectus is a part.

The selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

We are not selling any shares of our common stock in this offering and therefore will not receive any proceeds from this offering. We may receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus if the warrants are exercised for cash, If the warrants are exercised by means of “cashless exercise,” we will not receive any additional proceeds. In addition, our obligation to pay amounts otherwise due under the exchangeable note will be reduced as a result of the issuance of our common stock in exchange for, or the payment of interest on, the exchangeable note.

The selling shareholders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. We will bear all costs associated with this registration.

Our common stock trades on the OTC Bulletin Board under the symbol “ICRB.OB” The closing price of our common stock on the OTC Bulletin Board on February 14, 2007 was $.70 per share.

You should consider carefully the risk factors beginning on page 14 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
OUR COMPANY	6
COMPANY HISTORY	6
DESCRIPTION OF OUR BUSINESS	6
RISK FACTORS	14
MANAGEMENT'S DISCUSSION AND ANALYSIS	16
FORWARD-LOOKING STATEMENTS	21
WHERE YOU CAN GET MORE INFORMATION	22
USE OF PROCEEDS	22
DESCRIPTION OF OUR AUTHORIZED CAPITAL	24
DIRECTORS AND EXECUTIVE OFFICERS	24
LITIGATION	26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
EXECUTIVE COMPENSATION	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
SELLING STOCKHOLDERS	28
DILUTION	32
PLAN OF DISTRIBUTION	32
DESCRIPTION OF SECURITIES	35
EXPERTS	37
LEGAL MATTERS	37
FINANCIAL STATEMENTS	F1-45

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully. Investors should carefully consider the information set forth under the heading “Risk Factors.” In this prospectus, unless otherwise indicated, the terms “iCarbon Corporation,” “we,” “us,” and “our” refer to iCarbon Corporation.

Our Company

iCarbon Corporation, formerly BPK Resources, Inc., is a non-operating Nevada holding company that was formed on April 2, 1997. It was previously engaged in oil and gas exploration activities which have since been discontinued or transferred. We do not expect to commit resources to oil and gas projects in the foreseeable future.

Our business is manufacturing/processing and selling carbon/graphite materials, and industrial minerals and materials for use in numerous industries and applications, and designing, engineering, manufacturing and selling custom built milling equipment for production of powdered minerals, plastics, rubber, paints, chemical, petrochemical, food stocks, pharmaceutical, cosmetic, and refractory materials, and an owner/developer of graphite mines. We engineer and process a broad range of carbon/graphite powders and industrial minerals, and operate manufacturing facilities in New York and in two locations in Pennsylvania. We are presently involved in the development of a carbon/graphite process plant in Chenzhou City, Hunan Province, China. We own mining rights to operate graphite mines in Canada and Madagascar and have options to operate mines in China. We are a licensed developer and operator of carbon purification technologies currently under development. Our wholly owned subsidiary, Graphite Technology Group, is an ISO certified manufacturer: ISO 9001: 2000.

Scalable processing technologies and mining technologies, proprietary formulae, and viable sources of raw material supply, owned and controlled by us, comprise the essential business infrastructure for the Company to compete as a major supplier of carbon/graphite and industrial materials to diverse industries. Our long-term business strategy is to build value by developing a fully integrated mining, manufacturing, processing and sales operations for carbon/graphite materials, bulk industrial minerals and materials and related manufactured products conducive to our business infrastructure. We believe that the proprietary processing technologies, manufacturing capabilities, proprietary formulae, experienced operators and control of important mine supply sources in Canada and Madagascar will accelerate our business development in an industry that otherwise poses substantial barriers to entry. Our business strategy was adopted to position the Company as one of few global integrated suppliers of carbon/graphite products and a broad range of industrial minerals and materials.

We maintain our principal offices at 106 Lakeside Avenue, Delano PA 18220. Our telephone number at that address is (570) 467-2222. Our website address is www.icarboncorp.com. Information provided on our Web Site, however, is not part of this prospectus.

The Offering

Common stock outstanding	34,489,885 shares as of February 20, 2007

Common stock that may be offered by selling stockholders
Up to 19,735,576 shares; representing 9,855,289 shares of our common stock that were previously issued to the selling stockholders; 6,619,417 shares issuable upon the exercise of certain warrants; 3,260,870 shares issuable upon the exchange of principal amount of a certain exchangeable note.

Total proceeds raised by offering	We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by any selling stockholder.
Risk factors	There are significant risks involved in investing in our company. For a discussion of risk factors, you should consider before buying our common stock, see “Risk Factors” beginning on page 14.

OUR BUSINESS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Accordingly, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those risk factors set forth in this prospectus. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

COMPANY HISTORY

iCarbon Corporation, formerly BPK Resources, Inc., is a non-operating Nevada holding company that was formed on April 2, 1997. It was previously engaged in oil and gas exploration activities which have been discontinued or transferred. We do not expect to commit resources to oil and gas projects in the foreseeable future.

Our current business is conducted by our wholly owned subsidiary, Graphite Technology, and its subsidiaries, which manufactures, processes and sells natural and synthetic graphite products and carbon additives such as petroleum coke, metallurgical coke and activated carbon, and is an owner/developer of graphite mines. Graphite Technology’s subsidiaries include GTC Carbons LLC, iCarbon Industrial Technologies Ltd., Classifier Milling Systems Corp., and iCarbon Canada Ltd.

We acquired Graphite Technology on April 19, 2006. On that date, we closed upon an Agreement and Plan of Merger with Graphite Technology and BPK Resources Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ours, and the principal shareholders of Graphite Technology. In accordance with the Merger Agreement, BPK Resources Acquisition Corp. merged with and into Graphite Technology, with Graphite Technology surviving as a wholly owned subsidiary of ours and the outstanding capital of Graphite Technology being exchanged for shares of our common stock, and shares of our Series D and Series E preferred stock. Graphite Technology was formed in the Commonwealth of Pennsylvania on April 27, 2004. It then reincorporated in the State of Delaware on January 31, 2005.

We changed our name from BPK Resources, Inc. to iCarbon Corporation on July 21, 2006. Unless otherwise indicated, the terms “we,” “us,” “our” or the like, refer to iCarbon Corporation.

DESCRIPTION OF OUR BUSINESS

Overview and Business Strategy

Our business is manufacturing/processing and selling carbon/graphite materials, and industrial minerals and materials for use in numerous industries and applications, and designing, engineering, manufacturing and selling custom built milling equipment for production of powdered minerals, plastics, rubber, paints, chemical, petrochemical, food stocks, pharmaceutical, cosmetic, and refractory materials, and an owner/developer of graphite mines. We engineer and process a broad range of carbon/graphite powders and industrial minerals and operate manufacturing facilities in New York and in two locations in Pennsylvania. We are presently involved in the development of a carbon/graphite process plant in Chenzhou City, Hunan Province, China. We own mining rights to operate graphite mines in Canada and Madagascar and have options to operate mines in China. We are a licensed developer and operator of carbon purification technologies currently under development. Our wholly owned subsidiary, Graphite Technology, is an ISO certified manufacturer: ISO 9001: 2000.

Scalable processing and mining technology, proprietary formulae and processing methods, and viable sources of raw material supply, owned and controlled by us, comprise the essential business infrastructure for the Company to compete effectively as a major supplier of carbon/graphite and industrial materials to diverse industries. Our long-term business strategy is to build value by developing a fully integrated mining, manufacturing, processing and sales operations for carbon/graphite materials, bulk industrial minerals and materials and related manufactured products conducive to our business infrastructure. We believe that the proprietary processing technologies, manufacturing capabilities, proprietary formulae, experienced operators and control of important mine supply sources in Canada, Madagascar and China will accelerate our business development in an industry that otherwise poses substantial barriers to entry. Our business strategy was adopted to position the Company as one of few global integrated suppliers of carbon/graphite products and a broad range of industrial minerals and materials.

Description of the Business of iCarbon Corporation

iCarbon Corporation, formerly BPK Resources, Inc., is a non-operating Nevada holding company formed on April 2, 1997. Our business is conducted by our wholly owned subsidiary, Graphite Technology and its further subsidiaries, which are engaged in mining, manufacturing/processing and selling carbon/graphite materials, and industrial minerals and materials for use in numerous industries and applications, and designing, engineering, manufacturing and selling custom built milling equipment. Graphite Technology’s present owned subsidiaries include GTC Carbons LLC (its registered trade name: GTG Manufacturing and Warehousing), iCarbon Industrial Technologies Ltd., Classifier Milling Systems Corp., and ICarbon Canada Ltd.

We view our business as comprising four business segments, which include (1) carbon/graphite industrial materials, (2) advanced carbon products, (3) owning and developing graphite mines, and (4) manufacturing of milling equipment systems.

Carbon/Graphite Industrial Materials

We process and sell a broad range of standardized particle sizes and blends of carbon/graphite materials at our manufacturing and processing facilities located in Brocton, New York and Delano, Pennsylvania. We also plan to process a broad range of industrial minerals and materials on a contract basis from our facility in Aliquippa, Pennsylvania. Our processing operations combine standardized and micronized particle sizing proprietary process technologies and manufacturing methodologies such as air driven high speed particle collision technologies, screening, blending, classifying, cryogenic processes and materials optimization routing technology. These processing operations produce a broad range of carbon/graphite and industrial materials for basic industries including automotive, aerospace, electronics, fuel cell, metals manufacturing, chemical and agricultural industries.

Advanced Carbon Products

We are the owner/developer and licensee of a number of carbon purification technologies that when commercialized are intended to establish the Company as a manufacturer/processor of a new range of advanced carbon/graphite materials. Although current business attributable to this business segment is limited to research and development, we established the business segment to appropriately delineate the going forward value and associated revenue and earnings relating to the potential products arising from those proprietary technologies as distinguished from other business lines of the Company. We believe this business segment has significant potential to develop, produce and sell a broad range of purified carbon materials as well as graphite foil, conductive carbon materials and carbon fibers.

We have collaborative research and development activities in progress with China Ocean University (Qingdao), Ben Franklin Technology Partners, and the Electrotechnology Applications Center (ETAC) at Northampton College and the Institute for Advanced Materials at Lehigh University. We are a licensee of patent pending carbon purification technologies controlled by Chenzhou Global Graphite Inc.

On October 15, 2006, we entered into a definitive agreement to acquire 100% equity ownership of Chenzhou Global Graphite Inc. (“Chenzhou”), for $2.67 million subject to adjustments at closing. The purchase price consists of 800,000 common shares of which 666,882 were previously issued in connection with a license agreement between Chenzhou and iCarbon as licensee, and credit of all cash advances made by iCarbon to Chenzhou since October 2005 until the date of closing. We expect to close the purchase on or before March 1, 2007. The patent pending purification technologies owned by Chenzhou are expected to contribute importantly over time to the advanced carbon products business segment

Mill Equipment Manufacturing

We, through our subsidiary, Classifier Milling Systems, Corp. (“CMS”), design, engineer and custom build OEM manufacturing equipment for use in the separation, reduction and routing of raw materials to result in targeted particle size distribution. Typically, CMS engineers and builds custom process systems such as Hammer Mills, Air Classifier Mills, Cyclones and Cyclone Classifiers, Dust Collectors, Chill Roll Assemblies, Extruder, Paddle/Ribbon Mixer) along with “wear” parts for all CMS systems. CMS milling systems are used for production of powdered minerals, plastics, rubber, paints, chemical, food stocks and sugar, pharmaceutical, and refractory materials, and apart from essential mill technologies also manufactures equipment for crushing, extruding, and manufactures cooling conveyors, mixer/blenders and dust collection peripheral systems. CMS manufactures mill systems ranging from 1HP to 500HP, aimed at small, medium and large systems users up to 50,000 tons per annum rated capacity from a single system. CMS has a number of advanced proprietary process technologies including cryogenic processes and advanced processes to grind certain explosive materials such as sulfur.

CMS milling systems are utilized by our industrial materials business segment.

Mining

The Company owns graphite mineral claims and leases in Canada and Madagascar and, subject to a grant of license to Chenzhou Global Graphite Inc., will, pursuant to terms of Company’s license agreement with Chenzhou, indirectly control amorphous graphite and anthracite coal mine operations in HunanProvince. The Company also holds options to acquire control of graphite mine properties in Jiangxi Province, China.

Graphite Mining (Madagascar)

The Company owns mine rights, leases and development interests in the Ambatomitamba Graphite Mine located in Madagascar, the largest single producing graphite mine in the country during the years that it was producing, which ended in 1999; and, owns several contiguous surface mines: Amodasina, Sandraka, Ambiani and Sahamaloto. The company plans to reopen the mine in 2007.

Graphite Mining (China)

The Company is party to a license agreement, licensed by Chenzhou Global Graphite Inc. (“Chenzhou”), based in Hunan Province, China. The license comprises exclusive use and co-development of all mining interests of Chenzhou. Chenzhou holds rights to become the majority owner and developer of a natural graphite mine in Jiangxi Province and is pursuing the grant of a license to mine amorphous graphite in Hunan Province. By agreement, iCarbon will acquire 100% of the capital of Chenzhou during the fiscal quarter ending March 31, 2007.

Graphite Mining (Canada)

The Company owns, subject to royalties, an undivided interest in 4 active mineral claims and 12 leased mining claims located in Butt Township, Ontario, Canada, and separately entered into a definitive agreement to acquire all of the mineral claims and mineral leases comprising the former producing “Kearney Graphite Mine”. The  Canadian mining claims and leases controlled by the company lie within the GreenvilleStructuralProvince of the Canadian Precambrian Shield and are delineated into four zones designated as the McGuire West Zone, the McGuire Zone, the McGuire East Zone and the Sheehan Zone.

The resource base in the McGuire West Zone and McGuire Zone was established in 1991 by Pincock, Allen and Holt, Inc. (“PAH”), international resource consultants. Separately in 1993, Watts, Griffis and McQuat Limited, consulting geologists and engineers, performed an economic analysis of the graphite properties and mine processing operations and assessed the potential for additional graphite resources to exist on the McGuire East Zone and Sheehan Zone (the “WGM Report”). The WGM Report was compiled in accordance with the then used standards established by the Ontario Securities Commission and the United States Securities and Exchange Commission for reporting mineral inventories and reserves classifications, and was made public in 1993 in connection with public filings with the Ontario Securities Commission and Securities Exchange Commission by prior owners. In August 2000, the Canadian Institute of Mining, Metallurgy and Petroleum adopted the “CIM Standards on Mineral Resources and Reserves – Standards and Guidelines” incorporated in National Instrument 43-101 (Standards of Disclosure for Mineral Projects) in February, 2001, which sets out the present accepted reporting standards for reporting Canadian mineral resources. Reports of the mine claims and leases of the company, by Pincock, Allen and Holt and by Watts, Griffis and McQuat, were compiled prior to the adoption of National Instrument 43-101. The Company intends to update the reporting of its mine resources in compliance with National Instrument 43-101

Environmental Permitting

The Company’s mines in Madagascar are permitted by the Malagasy Mining Code, law no. 90-017 of 1990 as amended by the Malagasy Parliament.
The Company’s graphite mine in Canada is permitted under Certificate of Approval by the Ontario Ministry of the Environment (Permit No. 4-0043-88-006) which allows the company to conduct mining related activities on each of the four zones.
Commercialization of company owned mines
The Company plans to commercially develop its graphite mines with initial production expected to begin during 2007 at its Madagascar mine properties. The Company plans to open its Canadian mine in 2009.

Graphite Prices

Graphite prices for volume grades of graphite powders are fully negotiated. Graphite does not trade on a commodities exchange or on any exchange where auction pricing occurs. The following table of representative high carbon level mined graphite grades for the two and one-half year period from July 2004 versus December 2006. Prices are estimates when priced CIF Europe. The following table is the low price of the price range quote compiled and reported by Industrial Minerals Magazine.

Graphite Pricing December '06 v July '04	December '06	July '04	% Change
Crystalline large, 94-97%C, +80 mesh	$800	$570	40%
Crystalline medium, 94%-97%C, +100 mesh	$730	$560	30%
Crystalline fine, 94-97%C, +100 mesh	$600	$450	33%
Source: Industrial Minerals Magazine

	GRAPHITE: WORLD PRODUCTION, BY COUNTRY1(2
	(metric tons)(2
Country	2002	2003	2004	2005

Austria	116	100	100
Brazil, marketable	70,091	60,922	70,739	76,332
Canada[e]	35,000	25,000	25,000	28,000
China[e]	450,000	629,000	710,000	700,000
Czech Republic[e]	17,000	16,000	9,000	10,000
Germany, marketable	3,190	3,312	2,840	3,155
India, run-of-mine[e,3]	140,000	130,000	110,000	120,000
Korea, North[e]	25,000	25,000	25,000	30,000
Korea, Republic of	238	94	58	247
Madagascar[e]	2,013	2,000	15,000	15,000
Mexico, amorphous	21,442	14,065	8,730	14,769
Norway[e]	2,500	2,400	2,400	2,300
Romania	1,176	1,001	NA	500
Russia[e]	6,000	NA	NA	NA
Sri Lanka	6,585	3,619	3,387	3,400
Sweden[e]	963	900	850	800
Turkey, run-of-mine[5]	15,000	1,393	942	1,000
Ukraine[e]	7,500	7,500	7,500	7,500
Uzbekistan[e]	60	60	60	60
Zimbabwe	11,836	9,912	7,675	10,267
Total	816,000	932,000	999,000	1,020,000

Source: USGS (reported metric tons)

(1) World totals and estimated data are rounded to no more than three significant digits; may not add to totals shown.

(2) Table includes data available through May 8, 2006.

Development of iCarbon Corporation (Graphite Technology Group)

On April 19, 2006, BPK Resources, Inc. a Nevada corporation publicly traded through the facilities of the NASDAQ OTC (BPK) closed upon an Agreement and Plan of Merger (the Merger Agreement) among BPK, BPK Resources Acquisition Corp., a Delaware corporation and wholly owned subsidiary of BPK (Merger Sub), Graphite Technology Group, Inc. (Graphite), and Derek Hirsch and James E. Olive, the principal shareholders of Graphite (the Merger). In accordance with the Merger Agreement, Merger Sub merged with and into Graphite with Graphite surviving as a wholly owned subsidiary of BPK.

The Merger resulted in the owners and management of Graphite having effective operating control of the combined entity after the Merger, with the existing BPK investors continuing as only passive investors. In connection with the Merger, all directors and officers of BPK resigned and new directors and officers were appointed by Graphite.

Under accounting principles generally accepted in the United States of America, the Merger is considered to be a capital transaction in substance, rather than a business combination. That is the Merger is equivalent to the issuance of stock by Graphite for the net monetary assets of BPK, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Merger is identical to that resulting from a reverse acquisition, except that no goodwill intangible asset is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative financial statements of the “legal acquirer” (BPK), are those of the “legal acquiree” (Graphite) (i.e., the accounting acquirer).

In consideration for the Merger, (i) the holders of issued and outstanding shares of the Graphite's common stock received an aggregate of (A) 6,666,667 shares of BPK's common stock and (B) 585,000 shares of BPK Series D Convertible Preferred Stock convertible into an aggregate of 9,750,954 shares of BPK common stock; and (ii) holders of issued and outstanding shares of Graphite's preferred stock received an aggregate of 14,546 shares of Series E Convertible Preferred Stock, convertible into an aggregate of 583,333 shares of BPK common stock. The capital transaction has been given retroactive effect as if the transaction had been in place for all periods presented.

On the date of the merger BPK's balance sheet consisted of current assets of $3,747,929, current liabilities of $1,709,970 and stockholders' equity of $2,037,959. Included in current assets was $2,862,739 of demand notes receivable from Graphite to BPK as of the merger date which was eliminated in consolidation.

On July 21, 2006, BPK Resources, Inc. changed its name to iCarbon Corporation (the Company). The Company's common stock is presently traded through the facilities of the NASDAQ OTCBB (ICRB). On August 4, 2006, the Company was granted listing status on the the Frankfurt Stock Exchange.

At the close of business on July 24, 2006, the Company effected a one for six (1:6) share consolidation and issued a total of 16,398,142 shares of common stock upon the conversion of certain convertible promissory notes and the Company's Series C and Series D preferred stock.

Development of iCarbon Corporation (Graphite Technology Group)

Prior to the Merger of April 19, 2006, Graphite Technology, previously, on July 31, 2004, purchased the graphite processing equipment of Applied Carbon Technology (America), Inc. for $4.34 million. Payment of the purchase price by Graphite Technology included $1.18 million of cash and cash equivalent credits, Graphite Technology assuming and rescheduling outstanding secured creditor loans then in default in the aggregate amount of $2.65 million, and issuance of $600,000 in seller financing notes. In a separate transaction in February 2006, Graphite Technology purchased the approximate 90,000 square foot graphite processing plant located in Brocton, New York previously used by Applied Carbon for $170,000.

On March 31, 2005, Graphite Technology acquired a security interest in the assets of International Graphite Inc., which assets comprise mineral claims and leases forming part of the prior operating Kearney Graphite Mine in Ontario, Canada. On March 9, 2006, Graphite Technology entered into agreement with International Graphite Inc. by which Graphite Technology would acquire all graphite mineral claims, mineral leases and permits for all of the mining properties owned by International Graphite Inc. In September 2006, the agreement with International Graphite was extended and in December 2006 was for a second time extended and at the time then set closing of the purchase to occur at the earliest date practicable however a date no later than February 28, 2007.

On July 27, 2005, the Company entered into an agreement with Bertil Akesson ("Akesson") and Société Malagache du Grafit (SOMAGRA) by which the Company agreed to purchase a 50% common equity ownership of SOMAGRA. SOMAGRA owns all right and interest in mining claims and leases comprising the Ambatomitamba Graphite Mine and four contiguous mineral bearing properties located in Madagascar as well as all equipment on site. By terms of the agreement, the Company is to finance, manage, operate and develop the graphite mines. The purchase agreement called for the Company to purchase this 50% ownership by payment of $3.0 million, to be paid by $1.2 million in cash, which has been paid, and the issue of 1,000,000 shares of our common stock to be issued at the earliest date after all governmental approvals of mining permits and licenses for the properties are secured by SOMAGRA, and also at the earliest date when SOMAGRA may transfer or otherwise issue shares representing 50% of its share capital to the Company, which occurred and which issue of shares has also occurred. The purchase agreement also established the option for the Company to purchase the remaining 50% common equity ownership of SOMAGRA by making a cash payment of $375,000, which has been made, and $800,000 cash to be paid in two payments of $400,000, each payment, payable January 1, 2007 and July 1, 2007, and the issue of $1.65 million in common stock at the then prevailing market price when issued however at a price no less than $1.38 per share. There is currently no mining activity. SOMAGRA is developing a mine operations plan with current activities limited to establishing pre-production mine processes.

On October 13, 2005, Graphite Technology purchased 37.125% of the equity shares of Chenzhou Global Graphite Inc. ("Chenzhou") a company formed under the laws of China. Giving effect to the Merger between Graphite Technology and BPK Resources, the transaction between Graphite Technology and Chenzhou entailed a share exchange of 270,815 common shares and 23,764 Series D Preferred Shares that were converted into common shares issued by the Company in exchange for 3,712,500 common shares of Chenzhou, representing 37.125% ownership of Chenzhou. The Company was also required to purchase an additional 787,500 shares, 7.875% ownership, for $350,000 cash. On June 25, 2006, this agreement was modified to the extent that the Company released its ownership interest in Chenzhou in exchange for a license agreement, which establishes the Company as the exclusive perpetual licensee, a collaborative developer of the technology, and the sole party to commercialize the business potential of the technology. The Company negotiated the license in favor of surrendering its common equity interest and other financial commitments to Chenzhou. The license encompasses the exploitation of all of the assets of Chenzhou, which includes mine licenses as and when granted to Chenzhou, mine properties and technologies controlled by Chenzhou, and entitles the Company to receive 45% of the economic benefit including any distributions of capital or assets by Chenzhou. Payment of the license was accomplished by credit of the shares of the Company issued previously by Graphite Technology Group, Inc., and $350,000 cash advances. The Company has and continues to make additional investments under terms of the license to Chenzhou's technology development. On October 15, 2006, the Company entered into a Purchase and Sale Agreement with Chenzhou and Western Mercantile Enterprises (Canada) Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada, to acquire 100% equity ownership of Chenzhou Global Graphite Inc. for $2.67 million, subject to adjustments at closing.

The purchase price to acquire Chenzhou consists of 800,000 common shares of which 666,882 were previously issued in connection with a license agreement between Chenzhou and the Company as licensee, 133,117 shares issued at closing, and a credit of all cash advances made by the Company to Chenzhou since October 2005 until the date of closing.

On February 17, 2006, we acquired mining claims and leases for graphite bearing properties located in Butt Township, Ontario, Canada. Certain of the acquired claims and leases constituted part of the former Kearney Graphite Mine that were not controlled by International Graphite, Inc. Additional mining claims and leases that are contiguous to the former Kearney Graphite Mine were also acquired. All mineral claims and leases acquired by us were acquired in two separate transactions with Vinecrest Management Services and Vincent Sheehan, and all acquired claims and leases from those parties are subject to royalty payments. On March 17, 2006, our subsidiary, Graphite Technology, formed ICARBON CANADA LTD. (Ontario, Canada corporation) wholly owned by Graphite Technology. The future mine operations of the graphite properties in Canada controlled by Graphite Technology will be operated by ICARBON CANADA.

On May 31, 2006, GTG Carbons LLC, a wholly owned subsidiary of Graphite Technology, acquired the former LTV Steel plant in Aliquippa, Pennsylvania on the Ohio River for $2.9 million from Mechanical Services Inc. The facility is compromised of approximately 250,000 square foot commercial warehousing with proximity to barge and crane loading and related materials handling equipment and 15 acres of commercial zoned land. Graphite Technology plans to utilize the river port and warehousing facility for receiving and warehousing and processing bulk raw materials and finished goods. The warehousing operations are operated by GTG Manufacturing and Warehousing, which is a registered trade name of GTG Carbons LLC.

On July 27, 2006, iCarbon Canada Ltd., a wholly owned foreign subsidiary of iCarbon Corporation, acquired Classifier Milling Systems Corp. ("CMS"), a Canadian private company. CMS engineers and manufactures conventional and custom milling process systems (Hammer Mills, Air Classifier Mills, Cyclones and Cyclone Classifiers, Dust Collectors, Chill Roll Assemblies, Extruders, Paddle/Ribbon Mixers). CMS milling systems are used for production of powdered graphite and a range of industrial minerals as well as plastics, rubber, paints, petrochemicals, cement, food stocks, pharmaceutical, cosmetic, and refractory materials. CMS manufactures systems ranging from 1HP to 500HP for small, medium and large systems users that process up to 50,000 tons per annum rated capacity from a single system. The acquisition expands the Company's manufacturing capabilities, adds value to its proprietary processing technologies, and adds potential for new markets. The purchase price of the acquisition was $4 million comprised of $1 million paid in cash and the issuance of a $3 million Promissory Note. The terms of the agreement include a provision to pay $1 million of the Promissory Note by issuance of 714,286 common equity shares of iCarbon Corporation.

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. Therefore, in evaluating us and our business you should carefully consider the risks set forth below, which are only a few of the risks associated with investing in our common stock. You should be in a position to risk the loss of your entire investment.

RISKS RELATING TO THE BUSINESS OF iCARBON

We presently depend on foreign suppliers for raw materials.

Graphite Technology, our wholly owned subsidiary, is presently reliant on foreign suppliers for raw materials required by its operations and will continue to rely on them until such time as it can successfully develop its graphite mines. Interruptions of supply, for whatever reasons, would jeopardize the manufacturing and processing business of Graphite Technology. Shortages have occurred in the past and may occur again.

Carbon products and carbon additives is a highly competitive business. Many of our competitors have greater resources than the Company.

The major business lines in which we compete are highly competitive and involve international and regional competitors, including established manufacturers and producers that have retained significant market share over a long history of operations. We will compete with major suppliers in North America, Europe and Asia, as well as specialist suppliers to particular industries. In addition, some of our principal competitors may be less leveraged, have greater access to financial or other resources, and be better able to withstand market conditions.

The price for graphite and carbon materials is difficult to predict.

The viability of our operations will be significantly affected by changes in the price of raw materials, particularly graphite and carbon additive materials, such as anthracite coal prices, which fluctuate and are affected by numerous factors beyond our control such as the state of the economies affecting the business of users, political influences and regulations affecting suppliers, changes in applications, or changes in the economic or regulatory environment affecting overall growth or decline of a particular industry. There is no commodities exchange at which graphite and carbon materials are traded, therefore prices for raw materials utilized by us are negotiated at the time of purchase.

The commercial viability of our mining operations may vary.

The commercial viability of a mineral deposit is dependent on a number of factors including the price of the raw material, exchange rates, and particular attributes of the deposit such as its host matrix, grade and proximity to infrastructure as well as other factors including financing costs, taxation, royalties, land tenure, land use, water use, power use and environmental protection. The effect of these factors on commercial viability cannot be accurately predicted.

Mineral Resources are only estimates and may be inaccurate.

There is uncertainty attributable to the calculation of mine resources and corresponding recovery rates ("grade") of future production. Reserves and mineral resources and grades, must be considered as estimates only. Any reported estimates of reserves or resources cited in this prospectus were compiled prior to currently in effect regulations for reporting resources and reserves and as a result may not be relied upon. In addition, mine production will vary depending on prices.

Title to our mines may be challenged.

We have investigated rights to explore, exploit and develop our mining properties and, to the best of our knowledge, such rights are in good standing. No assurance can be given that such rights will not be challenged or impugned by third parties. In addition, properties in which we have an interest may be subject to prior unregistered agreements, transfers or claims, and title may be affected by such undetected defects.

The mining business is heavily regulated.

Our mining activities will be subject to extensive federal, provincial and local laws and regulations controlling not only our mining and exploration of mineral properties, but also the possible effects of such activities upon the environment. Permits from a variety of regulatory authorities are required for many aspects of mining operations and processes and reclamation. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of Graphite Technology's properties, the extent of which cannot be predicted. In the context of environmental permitting, Graphite Technology must comply with known standards, existing laws and regulations, which may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority.

RISKS RELATING TO iCARBON

We have limited prior operating history.

Our current business has a limited operating history. This lack of history may be important to potential customers when evaluating merits of doing business with iCarbon or its subsidiaries. This limited history may also make it difficult for investors to evaluate the business and prospects for iCarbon.

We have reported losses to date and expect to continue to incur losses.

We have losses attributable to prior operations, currently operate at a loss, and we will continue to operate at a loss indefinitely. Many factors, including but not limited to, customer acceptance of our products, supplier arrangements, and response by major competitors to our entry into the industry, make it impossible to predict when or whether we will generate sufficient revenue to sustain long-term profitability.

We will require additional capital to achieve profitable operations.

We will require additional capital to implement all of our planned operations. There can be no assurance that such additional funds will be available or that, if available, will be on terms acceptable to us. The failure to obtain additional funding when required may have a material adverse effect on our business.

Our future performance depends on retaining key management

Our success, to a significant degree, assumes the continued service of key senior management personnel and advisors, and the continuing ability to attract, retain and motivate qualified engineers, research and development personnel, managerial and sales personnel. There can be no assurance that we will be able to retain existing employees or attract, retain and motivate qualified personnel in the future.

Our shares are "Penny Stocks" which are subject to certain restrictions that could adversely affect the liquidity of an investment in us.

Our stock price is currently less than $5.00 per share. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or “accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the Company's consolidated financial statements and the accompanying notes thereto included in this prospectus. This Management’s Discussion and Analysis includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon the Company's best estimates of future results, performance or achievement, based upon current conditions, and based upon the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will," "expect," "believe," "estimate," "anticipate," "continue" or similar terms, variations of those terms or the negative of those terms.

Potential risks and uncertainties include, among other things, such factors as: (i) dependence on foreign suppliers for raw materials; (ii) the price for graphite and carbon materials is difficult to predict; (iii) reserves and mineral resources are only estimates and may be inaccurate; (iv) title to our mines may be challenged; and (v) other factors set forth in our other filings with the Securities and Exchange Commission.

Overview of Current Business

Our current business is mining, manufacturing/processing and selling carbon/graphite materials, and industrial minerals and materials for use in numerous industries and applications, and designing, engineering, manufacturing and selling custom built milling equipment for production of powdered minerals, plastics, rubber, paints, chemical, petrochemical, food stocks, pharmaceutical, cosmetic, and refractory materials. We engineer and process a broad range of carbon/graphite powders and industrial minerals, and operate manufacturing facilities in New York and in two locations in Pennsylvania. We are presently co-developing a carbon/graphite process plant in Chenzhou City, Hunan Province, China with Chenzhou Global Graphite. We own mining rights to operate graphite mines in Canada and Madagascar and have options to operate mines in China. We are a licensed developer and operator of carbon purification technologies currently under development. Our wholly owned subsidiary, Graphite Technology, is an ISO certified manufacturer: ISO 9001: 2000.

Scalable processing and mining technology, proprietary formulae and processing methods, and viable sources of raw material supply, owned and controlled by us, comprise the essential business infrastructure for the Company to compete effectively as a major supplier of carbon/graphite and industrial materials to diverse industries. Our long-term business strategy is to build value by developing a fully integrated mining, manufacturing, processing and sales operations for carbon/graphite materials, bulk industrial minerals and materials and related manufactured products conducive to our business infrastructure. We believe that the proprietary processing technologies, manufacturing capabilities, proprietary formulae, experienced operators and control of important mine supply sources in Canada, Madagascar and China will accelerate our business development in an industry that otherwise poses substantial barriers to entry. Our business strategy was adopted to position the Company as one of few global integrated suppliers of carbon/graphite products and a broad range of industrial minerals and materials.

To date, and as a result of planning and integration of the Company's businesses, the Company's generic business segments include: (i) mining; (ii) carbon/graphite and industrial minerals and materials powders; (iii) manufactured milling equipment systems; and (iv) advanced carbon/graphite materials and products. See Note 11 to the December Unaudited Financial Statements for the Company’s financial results by major business segments.

iCarbon Corporation and Subsidiaries

During the period of this report management of the Company continued to focus on the acquisition of component assets, technologies and operations that presently make up the Company’s going forward business and the related integration of executive and divisional managements and business operations of the Company’s owned, developed and acquired subsidiaries as well as its investment interests in future planned operations. Business planning and integration of our subsidiaries is ongoing and remains a continuing priority.

Management’s primary objectives for the next twelve months are to:

•	establish mine production from the Company’s Madagascar mine holdings

•	commercialize patent pending carbon purification technologies controlled by the Company

•	produce and sell a broad range of carbon/graphite materials for selling in the US, Europe and Asia

•	undertake initial contract processing of non-carbon bulk industrial minerals/materials to industrial producers

•	increase sales of products from subsidiaries

Recent Developments .

On October 15, 2006, the Company entered into a Purchase and Sale Agreement with Chenzhou Global Graphite Inc., a company incorporated in Chenzhou City, Hunan Province, People's Republic of China ("Chenzhou"), and Western Mercantile Enterprises (Canada) Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada, to acquire 100% equity ownership of Chenzhou. Chenzhou is a development stage company, its material business having been and continuing to be the commercialization of patent pending technologies owned by Chenzhou. Closing of the acquisition is expected to occur during the Company's fiscal fourth quarter ending March 31, 2007. The Company is presently the exclusive, perpetual licensee of the patent pending carbon purification technologies developed and owned by Chenzhou.

During the period of this report the Company commenced fit up of its recently acquired 250,000 square foot former steel plant on the Ohio River for the purpose of establishing bulk industrial materials processing, warehousing and logistics services on a contract basis. The facility is planned to be partly operational for contract processing of industrial minerals and materials during the calendar quarter ending March 31, 2007 and is planned to be expanded to accommodate added processing capacity during 2007. Management has the priority to develop uses of the Company’s industrial process technologies in new markets, primarily in markets where manufacturers and producers require occasional or peak outsourcing of capacity for their industrial minerals/materials processing requirements. Management views the Company’s industrial technologies together with its experienced operators and the engineering and equipment expertise of Classifier Milling Systems Corp., acquired by the Company in July 2006, as a strategic combination to uniquely position the Company to compete effectively as a processor of non-carbon industrial materials on a contract basis. During the period of this report, GTG Manufacturing & Warehousing (a registered trade name of the Company) produced a number of bulk minerals and industrial materials samples for two Canadian mining companies, which were produced successfully to their specifications. These bulk minerals samples were produced in connection with negotiations between GTG Manufacturing & Warehousing and those mining companies by which those companies would contract GTG Manufacturing & Warehousing for some part of their processing, warehousing and logistics requirements for various industrial minerals supplied by them to GTG Manufacturing & Warehousing. There can be no assurance these particular negotiations will result in contracts however management believes the Company’s advanced process technologies and plant location are the basis for the Company to be successful as a contractor of a broad range of industrial minerals and materials on a contract basis.

iCarbon Corporation and Subsidiaries

Outlook

The carbon/graphite materials markets that we serve are significant in scale and diversity and allow for significant growth. We have industry experienced operators, control of sources of long-term mine supply, have established trade secret proprietary technologies and commercial potential associated with current research and development projects for advanced carbon/graphite materials and fuel cell technologies, and have proven equipment manufacturing strengths for micronization of materials, and product formulas, which together comprise an infrastructure that we believe will result in the Company's products being accepted by customers on an accelerated basis. We believe that our business infrastructure will support rapid growth in all business lines in which we compete.

The business of the Company is partly dependent upon overall prevailing worldwide economic conditions over time, and particularly the prevailing economic conditions in the United States, and the effect of that on periodic growth or decline in basic industries such as: steel, metals, refractory, automotive and aerospace and electronics manufacturing industries. In addition, the business of the Company could be significantly affected by the commercialization of fuel cell technology and carbon based composite materials as well as the rate of development of applications utilizing carbon based materials solutions. The Company is an integrated resource and manufacturing concern and our business results will vary with actual production costs of mining, production yield, and the then prevailing prices for mined materials as well as production levels of worldwide mining competitors. The Company's primary mining activities are currently being established in Madagascar and are planned to be established in China and Canada at a later date. Mined natural graphite prices for volume grade materials are fully negotiated and there is no commodities exchange or futures market where graphite is traded. Historically, Chinese graphite mine suppliers have supplied as much as 70% of carbon/graphite materials sold to world markets. In recent years, the price for graphite has increased, partly due to the increased use of graphite due to economic growth and modernization of China's domestic economy and regional growth in Asia and India, and partly due to depletion of mined graphite from current operating mines, primarily in China.

Results of Operations

Net sales were $460,838 for our fiscal quarter ended December 31, 2006 as compared to $296,162 for our fiscal quarter ended December 31, 2005, an increase of 55%. Net Sales were attributable to increased sales in our carbon/graphite industrial powders business as well as sales by our manufactured milling equipment systems business.

Cost of goods sold for the fiscal quarter ended December 31, 2006 were $430,247, attributable to our carbon/graphite industrial powders business and our manufactured milling equipment and refractory systems business compared to $151,405 for the same period in 2005.

Gross profit for the fiscal quarter ended December 31, 2006 was $30,591 compared to $144,757 for the same period in 2005, a decrease of $ 114,166. This decrease was primarily due to an increase in manufacturing wages as we began operations in our Delano and Aliquippa Pennsylvania facilities. The increases in wages during the period of this report are not rationalized by current production levels of the Company’s industrial materials processing business sector, but were undertaken in anticipation of expected increases in production and the necessity to train new personnel to meet the labor requirements of increased production. Selling, general and administrative expenses consist of professional fees, employee compensation, insurances, office rents, travel and utilities and other miscellaneous general and administrative costs. Selling, general and administrative expenses were $1,300,559 for the fiscal quarter ended December 31, 2006 compared to $562,254 for our fiscal quarter ended December 31, 2005. The increase was due primarily to an increase in the number of employees and related employee compensation, commissions and professional fees incurred in connection with our financing transactions, costs incurred from the acquisition of Graphite Technology, and compliance with our reporting obligations under federal securities laws. We expect selling, general and administrative expenses will decrease in future periods because most of the expense associated with our acquisitions has been completed and is nonrecurring.

Interest expense consists of certain cash and noncash charges and interest accrued on our various debt obligations. Interest expense was $411,379 for our fiscal quarter ended December 31, 2006 compared to $128,621 for our fiscal quarter ended December 31, 2005. Included in the interest expense is a non-cash amortization of debt discount of $70,317 in the quarter ended December 31, 2006. There was no such interest charge during the quarter ended December 31, 2005.

iCarbon Corporation and Subsidiaries

No benefit for income taxes was recorded for the fiscal quarter ended December 31, 2006 or 2005 because of the uncertainty as to the Company’s ability to realize net operating loss carry-forwards that are available to offset taxable income in future periods, such benefits have been fully reserved at December 31, 2006 and 2005.

The net loss for the fiscal quarter ended December 31, 2006 was ($1,681,347) or ($0.05) per basic and diluted share as compared to a net loss of ($681,118) or ($0.04) per basic and diluted share for the fiscal quarter ended December 31, 2005. This decrease in profitability is primarily due to significant non-recurring costs realized from the merger, legal and accounting costs applicable to operations prior to the merger, particularly the accounting and legal fees relating to the restatement of audited financial statements from 2004 to current, and significant professional costs during the transition of operations and management since the Merger in April, 2006, and also due to the increased operating expenses in the fiscal quarter ended December 31, 2006 versus the fiscal quarter ended December 31, 2005.

Net sales were $1,331,133 for our nine months ended December 31, 2006 as compared to $898,320 for our nine months ended December 31, 2005, an increase of 48%. Net sales were attributable to our carbon/graphite industrial powders sales and sales from our milling equipment systems business.

Cost of goods sold for the nine-month period ended December 31, 2006 were $1,157,104 attributable to our carbon/graphite industrial powders business and our manufactured milling equipment and refractory systems business compared to $547,785 for the same period in 2005.

Gross profit for the nine months ended December 31, 2006 was $174,029 compared to $350,535 for the same period in 2005, a decrease of $176,506 or 50%. This decrease was primarily due to an increase in manufacturing wages as we began operations in our Delano and Aliquippa Pennsylvania facilities. The increases in wages during the period of this report are not rationalized by current production levels of the Company’s industrial materials processing business sector, but were undertaken in anticipation of expected increases in production and the necessity to train new personnel to meet the labor requirements of increased production. Selling, general and administrative expenses consist of professional fees, employee compensation, insurances, office rents, travel and utilities and other miscellaneous general and administrative costs. Selling, general and administrative expenses were $3,905,239 for the nine month period ended December 31, 2006 compared to $2,008,655 for the same period ended December 31, 2005. The increase was due primarily to an increase in the number of employees and related employee compensation, commissions and professional fees incurred in connection with our financing transactions, costs incurred from the acquisition of Graphite Technology, and compliance with our reporting obligations under federal securities laws. We expect selling, general and administrative expenses will remain level and actually decrease in future periods because most of the expense associated with our acquisitions is complete.

Interest expense consists of certain cash and noncash charges and interest accrued on our various debt obligations. Interest expense was $928,027 for our nine months ended December 31, 2006 compared to $239,193 for the same period ended December 31, 2005. Included in the interest expense is a non-cash amortization of debt discount of $117,195 for the nine months ended December 31, 2006. There was no such interest charge during the nine months ended December 31, 2005.

The net loss for the nine month period ended December 31, 2006 was ($4,659,237) or ($0.23) per basic and diluted share as compared to a net loss of ($2,032,313) or ($0.13) per basic and diluted share for the same period ended December 31, 2005. This decrease in profitability is primarily due to significant non-recurring costs realized from the merger, legal and accounting costs applicable to operations prior to the merger, particularly the accounting and legal fees relating to the restatement of audited financial statements from 2004 to current, and significant professional costs during the transition of operations and management since the Merger in April, 2006, and also due to the increased operating expenses in the fiscal quarter ended December 31, 2006 versus the same period ended December 31, 2005.

iCarbon Corporation and Subsidiaries

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through private sales of equity securities and the use of short and long-term debt. As of December 31, 2006, we had an unrestricted cash balance of $175,064. At December 31, 2006, we had a working capital deficit of $3,290,192 as compared to a deficit of $5,759,534 at March 31, 2006, a decrease of $2,469,342. The decrease in this deficit is due primarily to an increase in inventory of $924,315, an increase in accounts receivable of $183,982, an increase in prepaid expenses of 208,876 and the elimination in consolidation of notes payable due to BPK Resources, Inc. in the amount of $2,598,000 resulting from the Merger on April 19, 2006.

Net cash used in operating activities was $3,413,316 for the nine months ended December 31, 2006 compared to $1,250,678 for the nine months ended December 31, 2005. The $2,162,638 increase in cash used in operating activities was primarily due to an increase in net loss from $2,032,313 for the nine months ended December 31, 2005 to $4,659,237 for the nine months ended December 31, 2006.

Net cash used in investing activities was $3,251,363 for the nine months ended December 31, 2006 compared to $497,377 for the nine months ended December 31, 2005. The $2,753,986 increase in cash used in investing activities was due primarily to $1,333,300 in payments we made in connection with the acquisition agreement to purchase 50% common equity ownership interest of Société Malagache du Grafit s.a.r.l., $1,000,000 in payments we made in connection with our acquisition of Classifier Milling Systems Corp., an additional $942,292 in plant and equipment purchases and $325,549 in advances in connection with a license agreement with Chenzhou Global Graphite Inc. These disbursements were offset by a decrease of $200,000 in cash restricted for property, plant and equipment.

Net cash provided by financing activities was $6,719,697 for the nine months ended December 31, 2006 compared to $1,956,506 for the nine months ended December 31, 2005. The $4,763,191 increase in net cash provided by financing activities was due to $882,264 in cash received in the merger with BPK Resources, Inc, an increase in the amount of proceeds received from the issuance of convertible preferred stock, net of cost, in the subscribed amount of $1,871,028, an increase in the amount of proceeds from long-term debt of $2,714,791, an increase in the amount of proceeds from demand notes payable of $440,000, reduced by an increase in repayments of demand notes payable of $883,000, an increase in repayments on long-term debt of $248,690 and an increase in repayments on capital lease obligations of $13,202.

Our principal sources of financing over the nine month period ended December 31, 2006 are described below.

During the period we obtained gross proceeds of $2,339,999 through the issuance of 137,647 units consisting of shares of Series C Convertible Preferred stock and warrants Each share of Series C Preferred Stock has an original issue price of $17.00 and will automatically convert into shares of common stock at a conversion price of $1.02 per share upon the earlier of: (i) the filing of an amendment to our Articles of Incorporation increasing the number of shares of common stock we are authorized to issue so that each share of Series C Preferred Stock may be converted into common stock; or (ii) the first business day after the effective date of a reverse stock split of our outstanding shares of common stock such that we have sufficient number of authorized and unissued shares so that each share of Series C Preferred Stock may be converted into common stock. During the nine month period ended December 31, 2006, all of the outstanding Series C Preferred Stock was converted to 5,434,299 shares of common stock.

The Company's subsidiary, GTG Carbons, LLC, acquired a warehouse on 15 acres of land in Aliquippa, Pennsylvania. The total purchase price was $2,900,000, the Company paid $250,000 and the seller, Mechanical Service Company, Inc., held a mortgage for $2,650,000. The terms of the mortgage call for monthly payments of $19,445 through December 2007, thereafter the monthly payments are $25,325 through May 2011 with a balloon payment on June 1, 2011. Interest is charged at 8% and the mortgage is secured by the building and is guaranteed by the Company.

The Company borrowed $30,589 from Keystone Nazareth Bank & Trust to purchase a vehicle. The terms of the note are payments of $726 through May 2010 with interest charged at 6.5%. A vehicle collateralizes the loan.

iCarbon Corporation and Subsidiaries

During the period of the current report, the Company completed a $4.5 Million institutional private placement of 9% guaranteed exchangeable notes due January 12, 2010. The notes were issued to Millennium Global Special Situations Americas Fund by iCarbon Corporation's subsidiary, Graphite Technology Group, Inc., and guaranteed by the Company. The notes are currently exchangeable for shares of the Company's common stock at an exchange price of $1.38.

On July 27, 2006, iCarbon Canada Ltd. (ICCL), a wholly owned foreign subsidiary of iCarbon Corporation, acquired Classifier Milling Systems Corp. ("CMS"), a Canadian private company. CMS engineers and manufactures conventional and custom milling process systems (Hammer Mills, Air Classifier Mills, Cyclones and Cyclone Classifiers, Dust Collectors, Chill Roll Assemblies, Extruders, Paddle/Ribbon Mixers). The purchase price of the acquisition was $4 million comprised of $1 million paid in cash and the issuance of a $3 million Promissory Note. The terms of the agreement include a provision to pay $1 million of the Promissory Note by issuance of 714,286 common equity shares of iCarbon Corporation (See Note 7 to the financial statements).

The Company borrowed $60,000 Keystone Nazareth Bank & Trust to purchase computers and computer software. The note is due August 3, 2009 and bears interest at the rate of 7.85%.

During the quarter ended December 31, 2006, the Company borrowed $530,000 from related parties.

A related party advanced $145,609 to Classifier Milling Systems during the quarter ended December 31, 2006. No repayment schedule has been established for these advances.

Based on our available cash resources, securities subscribed for, commitments by lenders and expected revenues from operations, we will have sufficient funds to continue to operate at current levels for the next 12 months. We intend to obtain additional funds through sales of debt or equity securities in order to fully implement our business. The sale of additional equity or convertible debt securities would result in additional dilution to our shareholders. The issuance of additional debt would result in increased expenses and could subject us to covenants that may have the effect of restricting our operations. We can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be unable to execute upon our business plan or pay our costs and expenses as they are incurred, which could have a material, adverse effect on our business, financial condition and results of operations.

Off-Balance Sheet Arrangements

As of December 31, 2006, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

FORWARD-LOOKING STATEMENTS

Most of the matters discussed within this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are set forth in this prospectus. Actual results and events may vary significantly from those discussed in the forward-looking statements.

These forward-looking statements may include, among other things, statements relating to the following matters:

•	Expansion of customer base within certain manufacturing industries

•	Expansion of manufacturing operations to include production of synthetic graphite, expandable and machined graphite, industrial grade graphite foil, and carbon filament products

•	Our ability to compete against companies with much greater resources than us

•	Planned commercial development of company owned mines

These forward-looking statements are made as of the date of this prospectus, and we assume no obligation to explain the reason why actual results may differ. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this prospectus might not occur.

WHERE YOU CAN GET MORE INFORMATION

We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 under the Securities Act to register the shares of our common stock being offered by this prospectus. This prospectus omits some information contained in the registration statement and its exhibits, as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should review the registration statement and its exhibits, which may be inspected, without charge, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the public reference facilities of the SEC on payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, which contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including the registration statement.

Statements in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference.

We will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we will file annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above. You also may request a copy of the registration statement and these filings by writing or calling us at 106 Lakeside Avenue, Delano, PA 18220, telephone number, (570) 467-2222.

USE OF PROCEEDS

We will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the selling stockholders. However, we may receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus if the warrants are exercised for cash. If the warrants are exercised by means of “cashless exercise,” we will not receive any additional proceeds.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has traded on the OTC Bulletin Board over-the-counter market under the symbol “ICRB” since July 24, 2006. Prior to then, our common stock was listed on the OTC Bulletin Board over-the-counter market under the symbol “BPKR.”

On July 24, 2006, we effected a one-for-six reverse stock split of our common stock. The following table sets forth, for the periods indicated, the high and low closing bid prices for our common stock on the OTC Bulletin Board for the quarters presented. The bid prices have been adjusted to reflect the reverse stock split. Bid prices represent inter-dealer quotations without adjustments for markups, markdowns and commissions, and may not represent actual transactions:

MARKET FOR COMMON EQUITY

	High	Low

2006
Quarter ended December 31	$1.58	$.75
Quarter ended September 30	$1.85	$1.26
Quarter ended June 30	$1.50	$1.02
Quarter ended March 31	$1.32	$1.14

2005
Quarter ended December 31	$0.96	$0.84
Quarter ended September 30	$1.32	$0.78
Quarter ended June 30	$1.20	$0.90
Quarter ended March 31	$1.50	$0.42

Holders

As of February 20, 2007 there were approximately 143 holders of record of our common stock, not including holders who hold their shares in street name.

Dividends

We have not paid any dividends on our common stock to date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the Board of Directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future.

DESCRIPTION OF OUR AUTHORIZED CAPITAL

Our authorized capital consists of 100 million shares of common stock, par value $.001 per share and 10 million shares of preferred stock, par value $.001 per share. As of February 20, 2007, there were issued and outstanding (i) 33,906,551 shares of common stock; (ii) options to acquire 36,667 shares of common stock, with a weighted average exercise price of $1.02 per share; (iii) shares reserved to be issued in connection with exchangeable notes to acquire 3,260,870 shares of common stock at an exchange price of $2.04; (iv) warrants to acquire 7,319,417 shares of common stock with a weighted average exercisable price of $1.64 per share; (v) 829,775 shares of Series B Convertible Preferred Stock convertible into 138,296 shares of common stock; and (viii) 14,546 shares of Series E Preferred Stock convertible into 583,333 shares of common stock.

Holders of our preferred and common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute or by the articles of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of a class of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes does, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and officers are as follows:

Name	Age	Position
James E. Olive	60	Director, President and Chief Executive Officer
Alvin B. Marshall	66	Secretary and Director
David Laudeman	44	Chief Financial Officer and Treasurer
Edward L. Ryan, Jr.	56	Director
Budea Johns	43	Director
Bertil Akesson, Jr.	37	Director
Thomas G. Dugan	69	Director, Co-Chairman
Derek Hirsch	36	Director, Co-Chairman

The business experience, principal occupations and employment of each of the above persons during at least the last five years are set forth below.

JAMES E. OLIVE. Mr. Olive has been our President and Chief Executive Officer and a member of our Board of Directors since April 19, 2006. Prior thereto, and beginning in April 2004, Mr. Olive was the Chief Executive Officer of Graphite Technology. From 1997 until joining Graphite Technology, Mr. Olive was President and Chief Operating Officer of Applied Carbon Technology (America), a company engaged in the graphite business. Mr. Olive's prior experience includes his holding senior executive positions in the industrial engineering, purchasing, sales and marketing departments of Joseph Dixon Crucible Company, Amalgamate Canada and Graphite Trading Corp.

ALVIN B. MARSHALL, ESQ. Mr. Marshall has been a member of our Board of Directors since April 19, 2006. Since 1970, Mr. Marshall has been a partner of Lipkin, Marshall, Bohorad & Thornburg P.C., a Pennsylvania based law firm specializing in corporation, financing, transactional, employment and labor law. Mr. Marshall has been Senior Managing Partner of the firm since 1995. Mr. Marshall is a member of the regional Advisory Board of Directors of M&T Bank, member of the Board of Directors of Schuylkill Economic Development Corp, and Pottsville Hospital.

DAVID LAUDEMAN, CPA, CVA. Mr. Laudeman has been our Chief Financial Officer since April 19, 2006. Since 1992, Mr. Laudeman has been the Managing Member of Heckman & Laudeman LLC, certified public accountants and registered securities advisors. Mr. Laudeman is a CPA and a certified business valuation expert and registered investment advisor and member of the Advisory Board of M&T Bank and Penn State University.

EDWARD L. RYAN, JR. Mr. Ryan has been a member of our Board of Directors since April 19, 2006. Since 1996, Mr. Ryan has served as the Managing Director, Corporate Bonds of R.W. Pressprich & Co., a New York based NASD member firm. Mr. Ryan is a former Managing Director of Nomura Securities and former Senior Managing Director of Bear Stearns.

BUDEA JOHNS. Mr. Johns has been a member of our Board of Directors since April 19, 2006. Since February 2004, Mr. Johns founded and served as the President of CSG Properties, a Pittsburgh based diversified services company specializing in commercial and industrial property ownership, logistics, development and management. Prior to founding CSG, Mr. Johns was a principal and manager of Chapman Business Properties, a property management and development company.

BERTIL AKESSON, JR. Mr. Akesson has been a member of our Board of Directors since April 19, 2006. Since January 2003, Mr. Akesson has been President of Société d Commerce et de Mine (Paris, France), a mica mining, processing and sales company. Mr. Akesson is the former Sales Manager for Timcal AG (Imerys Group) for graphite and carbon product sales in Germany-Austria-Benelux from January 2001 to October 2003, and former associate with Graphitwerk Kropfmuhl during 1995 and 1996.

DEREK HIRSCH. Mr. Hirsch has served as Co-Chairman of our Board of Directors since April 19, 2006. Since January, 2001, Mr. Hirsch has been the Managing Partner and Chief Investment Officer of DHCI, a Montreal based money management organization established by Mr. Hirsch. Prior to January 2001, Mr. Hirsch was the Managing Partner and Chief Investment Officer of Les Gestions AKD. Mr. Hirsch is an adjunct professor with the John Molson School of Business in Montreal, Canada. Mr. Hirsch is a resident and citizen of Canada.

THOMAS G. DUGAN. Mr. Dugan has served as Co-Chairman of our Board of Directors since April 19, 2006. From 1980 until January 2006, Mr. Dugan served as a Financial Advisor and Senior Vice President, Investments, with Legg Mason Wood Walker, Baltimore, Maryland.

Employees

We currently have 65 full-time employees and two full time consultants employed by our subsidiaries. We plan to hire additional qualified persons as employees or full time consultants as and when they may be available during the next 12 months in order to support our expansion plans and foreign operations.

Company Facilities

We own an approximately 90,000 square foot manufacturing and processing facility located in Brocton, New York and a 250,000 square foot manufacturing and warehousing facility located in Aliquippa, Pennsylvania. We lease an approximate 20,000 square foot specialized processing facility in Delano, Pennsylvania. The lease on the Delano, Pennsylvania facility commenced on January 1, 2005 and has a five year term at an annual rent of $54,000. The lease may be extended by us for two five year options. We believe that if we lost the lease at these premises, it would cause operating losses and loss of continuing business for the period of time until a suitable relocation could be identified and process equipment could be relocated.

LITIGATION

From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions incidental to the normal operations of the business. As of the date of this prospectus, we are not aware of any material claims, lawsuits, disputes with third parties or the like that would have any material affect on our business.

Directors’ Term of Office

Directors will hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board of directors.

Audit Committee and Audit Committee Financial Expert

Our audit committee consists of Derek Hirsch and Edward Ryan, Jr. The board of directors recently appointed Derek Hirsch our “audit committee financial expert” as that term is defined in Item 401(e) of Regulation S-B promulgated under the Securities Act.

Controls and Procedures

An evaluation of the effectiveness of our "disclosure controls and procedures" (as such term is defined in Rules 13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) was carried out by us under the supervision and with the participation of our Chief Executive Officer ("CEO") and Chief Financial Officer (“CFO”), each of whom were appointed to their respective positions on April 19, 2006.

Based upon that evaluation, our CEO and CFO concluded that as of the period from April 19, 2006 to the date of this filing, our disclosure controls and procedures were not effective to provide reasonable assurance that information required to be disclosed in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms. Specifically, our CEO and CFO concluded that in light of the fact that we have had to file for extensions of the due date for a number of the periodic reports required to be filed with the Securities and Exchange Commission, our controls and procedures were not effective to provide reasonable assurance that such reports are filed or submitted timely with the Securities and Exchange Commission. The CEO and CFO also concluded that the number of actions taken, such as the current ongoing implementation of network based management information systems, and the completion of the ongoing transition of business reporting to present management from prior management and prior appointed auditors and consultants previously relied on by the Company for reporting the Company's business operations, should result in adequate and effective disclosure controls and procedures to supply information required to be disclosed in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.

Code of Ethics

During July 2006, we adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics is designed to deter wrongdoing an promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the code.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the United States Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors and persons who own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such officers, directors and ten percent stockholders are also required by applicable SEC rules to furnish us copes of all forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copes of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, we believe that no late filings were made during fiscal 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Neither our directors and executive officers nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of our common stock, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons, has any material interest, direct or indirect, in any transaction that we have entered into since our incorporation or any proposed transaction.

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid or accrued for the fiscal year ended March 31, 2006 to or for the benefit of our Chief Executive Officer and our most highly compensated executive officers where total annual salary and bonus compensation exceeded $100,000.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
James E. Olive Chairman, President and CEO	2006	$210,000	-	-	-	-	-	-	$210,000
David Laudeman CFO, Treasurer and Secretary	2006	$100,000	-	-	-	-	-	-	$100,000

Directors’ Compensation

We do not currently compensate our directors for their services as a director.

Stock Options

We have not granted any stock options to date.

Employment Agreements

None of our employees have employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the number of shares of our common stock that were beneficially owned as of February 20, 2007, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) our directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options or warrants or convertible securities that are exercisable currently or becomes exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 34,489,995 shares outstanding on February 20, 2007. The address of each director and executive officer listed below is c/o iCarbon Corporation, 106 Lakeside Avenue, Delano, PA 18220.

Name and Address	Number of Shares Beneficially Owned		Percent of Class
Derek Hirsch Co-Chairman	1,448,785	(1)	4.2%
Thomas G. Dugan Co-Chairman	376,565		1.1%
James E. Olive Director, President and CEO	1,498,500		4.3%
Alvin B. Marshall Director and Secretary	44,401		*
Edward L. Ryan, Jr. Director	210,001		*
Budea Johns Director	44,401		*
Bertil Akesson, Jr. Director	44,401		*
David Laudeman CFO	83,257		*
All officers and directors as a group (8 persons)	3,750,311		10.87%

* Represents less than 1%

(1) Includes 583,333 common shares presently issuable to Mr. Hirsch upon conversion of 14,546 Series E preferred shares.

SELLING STOCKHOLDERS

The table below sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering, and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The shares of common stock being offered in this prospectus (including shares issuable upon the conversion of convertible promissory notes) were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act.

Because the selling stockholders may offer all, some, or none of their shares of our common stock, we cannot provide a definitive estimate of the number of shares that the selling stockholders will hold after this offering.

Other than as indicated, none of the selling stockholders has at any time during the past three years acted as one of our employees, officers, or directors or otherwise had a material relationship with us.

With respect to the exchangeable note issued to selling shareholder Millennium Global Special Situations Americas Fund (“Millennium Global”) on July 12, 2006 and the related warrant, we have assumed full exchange of the exchangeable note and exercise of the warrant without regard to any limitation on exchange or exercise.

In accordance with the terms of the registration rights agreement with Millennium Global, this prospectus covers the resale of 100% of the sum of (i) the number of shares of common stock issuable upon exchange of the exchangeable note (and the interest accrued and payable thereunder) as of the trading day immediately preceding the date the registration statement is initially filed with the United States Securities and Exchange Commission (the “SEC”) and (ii) the number of shares of common stock issuable upon exercise of the related warrant as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the exchange rate of the exchangeable note and the exercise price of the warrant may be adjusted, the number of shares that may actually be issued may be more or less than the number of shares being offered by this prospectus.

Under the terms of the exchangeable note and the related warrant, Millennium Global may not exchange the note or exercise the warrant to the extent such exchange or exercise would cause Millennium Global, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such exchange or exercise, excluding for purposes of such determination shares of common stock issuable upon exchange of the note which have not been exchanged and upon exercise of the warrant which have not been exercised. The number of shares in the second column does not reflect this limitation.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of common stock issuable through the exercise of stock options or warrants of convertible securities that are exercisable currently or become exercisable within 60 days, and upon the conversion of promissory notes that are presently convertible or may be converted within 60 days. Each selling stockholder’s percentage of ownership in the following table is based on 34,489,885 shares of common stock outstanding as of February 20, 2007.

Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Number of Shares Registered in this		Shares Beneficially Owned after this Offering
	Number	Percent	Prospectus		Number	Percent
Awsum Corporation	77,145	*	77,145		0	0%
Anne Bachinski	182,560	*	91,280		91,280	0.26%
Bansco & Co.	300,000	*	300,000	(1)	0	0%
O. Gene Bicknell	1,162,038	3.37%	1,162,038	(2)	0	0%
BP Investments Group LLC	2,198,718	6.37%	198,718		2,000,000	5.80%
BP Preferred Acquisition LLC	616,667	1.79%	116,667		500,000	1.45%
John-Peter Bradford	31,073	*	15,537		15,537	0%
Capital Growth Investment Trust	581,667	1.69%	581,667	(3)	0	0%
Max Christian	83,251	*	41,626		41,625	0.12%

Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Number of Shares Registered in this		Shares Beneficially Owned after this Offering
	Number	Percent	Prospectus		Number	Percent
Designated Marketing LLC	65,000	*	65,000		0	0%
Dolaset Finance Ltd.	250,000	*	100,000		150,000	0.43%
Stuart Duncan	59,769	*	29,885		29,885	0.09%
44907636 Fallon Family Reserve Trust	58,117	*	58,117	(4)	0	0%
Falken Funds Cash & Value	500,000	1.45%	500,000	(5)	0	0%
Findon Investments S.A.	250,000	*	100,000		150,000	0.43%
Christopher Giordano	83,334	*	41,667		41,667	0.12%
Hare & Co. (J.O. Hambro Capital)	735,275	2.13%	735,275	(6)	0	0%
Heenan Blaikie LLP	51,367	*	51,367		0	0%
Knox Insurance Brokers Ltd.	164,538	*	164,538		0	0%
Albert Lawther	55,500	*	55,500		0	0%
Kathleen Luvuolo	11,100	*	11,100		0	0%
Frederic L. Marcus	404,606	1.17%	404,606	(7)	0	0%
Milan Invest Ltd.	250,000	*	100,000		150,000	0.43%
Millennium Global High Yield Fund Ltd.	3,000,000	8.70%	3,000,000	(8)	0	0%
Millennium International Pension Scheme	500,000	1.45%	500,000		0	0%
Millennium Special Situations (Americas) Fund	4,891,304	14.18%	4,891,304	(9)	0	0%
Paragon Capital LP	1,000,000	2.90%	1,000,000	(10)	0	0%
Petra Preisinger	22,201	*	22,201		0	0%
RAB Special Situations (Master) Fund Ltd.	2,941,175	8.53%	2,941,175	(11)	0	0%
Ritchie Long/Short Trading	208,333	0.60%	208,333	(12)	0	0%
Frank Rizzolo	58,040	*	58,040	(13)	0	0%

Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Number of Shares Registered in this		Shares Beneficially Owned after this Offering
	Number	Percent	Prospectus		Number	Percent
RMS Advisors, Inc.	50,000	*	50,000		0	0%
Sandgrain Securities	789,333	2.29%	289,333	(14)	500,000	1.45%
Sandbach Investment Ltd.	250,000	*	100,000		150,000	0.43%
Sanddown International SA	250,000	*	100,000		150,000	0.43%
Barbara Schapiro	11,100	*	11,100		0	0%
SG Private Banking (Suisse)	838,403	2.43%	419,202		419,201	1.22%
Deborah Solazzo	5,001	*	5,001		0	0%
Nick Solazzo	2,501	*	2,501		0	0%
Stabilitas - Gold & Resources	250,000	*	250,000	(15)	0	0%
David Stevenson	383,334	1.11%	191,667	(16)	191,667	0.56%
E. Suchefort	37,500	*	37,500		0	0%
Kerri Taibi	2,501	*	2,501		0	0%
S. Tandon	22,500	*	22,500		0	0%
TIHO Investments LLC	366,667	1.06%	100,000		266,667	0.77%
Touchstone Resources, Ltd.	16,667	*	16,667		0	0%
Tombstone Capital	66,667	*	66,667	(17)	0	0%
Trident Growth Fund	358,167	*	357,500	(18)	0	0%
Theodore Twardzik	90,651	*	45,326		45,325	0.13%
Timothy Twardzik	90,651	*	45,326		45,325	0.13%
			19,735,576

      * Represents less than 1%

(1) 100,000 of these shares are issuable upon the exercise of warrants.
(2) 555,555 of these shares are issuable upon the exercise of warrants.
(3) 183,333 of these shares are issuable upon the exercise of warrants.
(4) 55,556 of these shares are issuable upon the exercise of warrants.
(5) 166,667 of these shares are issuable upon the exercise of warrants.
(6) 245,092 of these shares are issuable upon the exercise of warrants.
(7) 194,444 of these shares are issuable upon the exercise of warrants.
(8) 833,333 of these shares are issuable upon the exercise of warrants.
(9) 3,260,870 of these shares are issuable upon the exchange of a $4.5 million exchangeable note, and 1,630,435 of these shares are issuable upon the exercise of warrants.
(10) 666,667 of these shares are issuable upon the exercise of warrants.
(11) 980,392 of these shares are issuable upon the exercise of warrants.
(12) 208,333 of these shares are issuable upon the exercise of warrants.
(13) 27,778 of these shares are issuable upon the exercise of warrants
(14) 214,333 of these shares are issuable upon the exercise of warrants
(15) 83,333 of these shares are issuable upon the exercise of warrants.
(16) 50,000 of these shares are issuable upon exercise of warrants
(17) 66,667 of these shares are issuable upon the exercise of warrants.
(18) 357,500 of these shares are issuable upon the exercise of warrants.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding or is issuable on conversion of preferred stock or exercise of warrants that have already been issued. Accordingly, there will be no dilution to our existing stockholders from the sale of shares registered hereby.

PLAN OF DISTRIBUTION

The selling shareholders identified in this prospectus may offer and sell up to an aggregate of 19,735,576 shares of our common stock which we have issued to them, or which we may issue to them upon the exercise of certain warrants or upon the exchange of, or the payment of interest on, an exchangeable note issued to them. The selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

All of the shares, convertible debentures and warrants described above were previously issued in private placement transactions completed prior to the filing of the registration statement of which this prospectus is a part.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the convertible notes or warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus is a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with our agreement to register the shares, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

PENNY STOCK RULES / SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses, and subsequently confirms to the customer, current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of, or prior to, the transaction, information about the salespersons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, contact the NASD's toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

DESCRIPTION OF SECURITIES

Authorized and Outstanding

Our authorized capital consists of 100 million shares of common stock, par value $.001 per share and 10 million shares of preferred stock, par value $.001 per share. As of February 13, 2007, there were issued and outstanding (i) 33,906,551 shares of common stock; (ii) options to acquire 36,667 shares of common stock, with a weighted average exercise price of $1.02 per share; (iii) shares reserved to be issued in connection with exchangeable notes to acquire 3,260,870 shares of common stock at an exchange price of $2.04; (iv) warrants to acquire 7,319,417 shares of common stock with a weighted average exercisable price of $1.64 per share; (v) 829,775 shares of Series B Convertible Preferred Stock convertible into 138,296 shares of common stock; and (viii) 14,546 shares of Series E Preferred Stock convertible into 583,333 shares of common stock.

Common Stock

Each holder of our Common Stock is entitled to one vote for each share held of record. Holders of our Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to receive our net assets pro rata. Each holder of Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of February 20, 2007, there were 143 record holders of our Common Stock, with 33,906,551 shares issued and outstanding.

Voting Rights

Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute or by the articles of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of a class of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

Dividends

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes does, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Preemptive Rights

Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Series B Preferred Stock

By resolution dated on or about March 5, 2004, BPK Resources' Board of Directors designated 829,775 of our authorized but unissued shares of preferred stock as Series B Convertible Preferred Stock (the "Series B Shares"). All Series B Shares are immediately convertible at the option of the holder into one-sixth of one share of common stock (138,296 common shares). In the event of a liquidation or dissolution of the Company, the Series B Shares automatically convert into shares of common stock. Except as provided in the Nevada General Corporation Law, holders of Series B Shares have no voting rights.

Series E Preferred Stock

On April 19, 2006, BPK Resources issued 14,546 of its Series E Preferred Stock to one shareholder, Derek Hirsch, of Graphite Technology as partial consideration for his ownership interest in Graphite Technology. Subject to the rights of holders of any series of preferred stock which by its terms is senior to the Series E Preferred Stock, in the event of any liquidation, dissolution or winding up of BPK Resources, holders of Series E Preferred Stock will be entitled to receive in preference to the holders of Common Stock an aggregate amount of approximately $1,454,000.

Convertible Notes

On July 17, 2006, the Company completed a $4.5 Million institutional private placement of 9% guaranteed exchangeable notes due January 12, 2010. The notes were issued to Millennium Global Special Situations Americas Fund by iCarbon Corporation's subsidiary, Graphite Technology Group, Inc., and guaranteed by the Company. The notes are exchangeable for shares of the Company's common stock at an exchange price of $1.38 per share. Warrants were issued in connection with the exchangeable notes and they are exercisable for five years from the issue date and provide the right to purchase 1,630,435 shares of the Company's common stock at an exercise price of $2.04 per share subject to adjustment. The agreement calls for the Company to register the shares issuable upon the exchange of the notes and the exercise of the warrants for resale on behalf of the investor, upon their demand. In the event the Company does not register the shares upon demand, there is a penalty provision of 2% per month of gross proceeds.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors.

Our Transfer Agent

We have retained StockTrans, Inc. as our transfer agent.

EXPERTS

The financial statements included in the prospectus have been audited by Beard Miller Company LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in us. Nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Lehman & Eilen LLP, Boca Raton, Florida.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers’ protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

ADDITIONAL INFORMATION

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. We are subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith will file reports, proxy statements and other information with the Commission and provide stockholders with the information required under the Securities Act of 1934.

We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of ours and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549: l-800-SEC-0330. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.

iCARBON CORPORATION
FINANCIAL INFORMATION

INDEX TO FINANCIAL STATEMENTS

CONTENTS	Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CONSOLIDATED FINANCIAL STATEMENTS - AUDITED
Balance Sheets at March 31, 2006 and 2005	F-1
Statements of Operations for the periods ended March 31, 2006 and 2005	F-3
Statements of Stockholders’ Equity for the periods ended March 31 2006 and 2005	F-4
Statements of Cash Flows for the periods ended March 31, 2006 and 2005	F-5
Notes to Consolidated Financial Statements for the periods ended March 31, 2006 and 2005	F-8

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED
Balance Sheet at December 31, 2006 (unaudited)	F-28
Statements of Operations for the three months ended December 31, 2006 and 2005 (unaudited), and for the nine months ended December 31, 2006 and 2005 (unaudited)	F-31
Statement of Stockholders’ Equity for the period ended December 31, 2006	F-32
Statements of Cash Flows for the nine months ended December 31, 2006 and 2005 (unaudited)	F-33
Notes to Consolidated Financial Statements for the nine months ended December 31, 2006 and 2005	F-36

To the Stockholders
iCarbon Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of iCarbon Corporation (formerly Graphite Technology Group, Inc. and Subsidiary - See Notes 2 and 17) as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended March 31, 2006 and for the period from April 27, 2004 (date of inception) to March 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iCarbon Corporation (formerly Graphite Technology Group, Inc. and Subsidiary - See Notes 2 and 17) as of March 31, 2006 and 2005, and the results of their operations and their cash flows for the fiscal year ended March 31, 2006 and for the period from April 27, 2004 (date of inception) to March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Reading, Pennsylvania
June 6, 2006, except for Note 7 as
to which the date is June 25, 2006 and
Note 17 as to which the date is July 24, 2006

iCarbon Corporation, and Subsidiaries

Consolidated Balance Sheets
March 31, 2006 and 2005

	2006	2005
Assets
Current Assets
Cash	$129,845	$88,260
Cash restricted by loan agreement	15,000	15,000
Trade accounts receivable	163,666	141,106
Other receivable	17,000	2,923
Inventories	1,472,002	341,095
Prepaid expenses	75,910	324,598
Total Current Assets	1,873,423	912,982
Property, Plant and Equipment, Net	6,851,042	4,686,966
Goodwill	800,240	800,240
License agreement	1,977,186	-
Deposit on Investment in Company	300,000	-
Total Assets	$11,801,891	$6,400,188

iCarbon Corporation, and Subsidiaries

Consolidated Balance Sheets
March 31, 2006 and 2005

	2006	2005
Liabilities and Stockholders’ Equity
Current Liabilities
Current maturities of long-term debt:
Related parties	$817,972	$-
Other	543,296	450,049
Current maturity of capital lease obligation	3,607	3,375
Notes payable, demand:
Related parties	2,775,117	1,999,131
Other	2,608,000	-
Accounts payable	586,883	910,805
Accrued expenses	244,861	121,067
Due to related parties	53,221	53,221
Total Current Liabilities	7,632,957	3,537,648
Long-Term Debt, less Current Maturities
Related parties	225,000	932,947
Other	1,111,944	75,462
Total Long-Term Debt	1,336,944	1,008,409

Capital Lease Obligation, less Current Maturity	2,543	6,150
Total Liabilities	8,972,444	4,552,207
Stockholders’ Equity
Class D preferred stock; $0.001 par value; issued and outstanding 585,000 shares - 2006; 521,442 shares - 2005	585	521
Class E preferred stock; $0.001 par value; issued and outstanding 14,546 shares (involuntary liquidation value - $1,454,618)	15	15
Common stock, $0.001 par value; authorized 25,000,000 shares; issued and outstanding 6,666,667 shares - 2006; 5,942,355 shares - 2005	6,667	5,942
Paid-in capital	6,788,470	2,930,793
Accumulated deficit	(3,966,290)	(1,089,290)
Total Stockholders’ Equity	2,829,447	1,847,981
Total Liabilities and Stockholders’ Equity	$11,801,891	$6,400,188

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Consolidated Statements of Operations
Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31, 2005

	2006	2005
Net Sales	$1,214,683	$752,933
Cost of Sales	991,297	348,098
Gross Profit	223,386	404,835
Selling, General and Administrative Expenses	2,610,603	1,254,314
Operating Loss	(2,387,217)	(849,479)
Other Expenses
Interest expense	(396,335)	(235,150)
Other expense	-	(4,661)
Loss on repossession of equipment	(93,452)	-
Total Other Expenses, net	(489,787)	(239,811)
Net Loss	($2,877,000)	($ 1,089,290)
Net loss per common share - basic and diluted	($.45)	($.22)

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Consolidated Statements of Stockholders’ Equity
Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31, 2005

	Class A		Class B		Class D		Class E
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity

Balance - April 27, 2004 (Date of Inception)	-	$-	-	$-	-	$-	-	$-	-	$-	$-	$-	$-

Initial issuance of stock	-	-	-	-	406,191	406	-	-	4,628,960	4,629	(5,035)	-	-
Shares issued and capital contributed in connection with the Company’s acquisition of Applied Carbon Technology (America), Inc.	-	-	-	-	53,721	54	-	-	612,202	612	291,575	-	292,241
Conversion of $454,618 of debt into shares of Class A nonvoting preferred stock	4,546	5	-	-	-	-	-	-	-	-	454,613	-	454,618
Conversion of $1,000,000 of debt into shares of Class B nonvoting preferred stock	-	-	10,000	10	-	-	-	-	-	-	999,990	-	1,000,000
Conversion of $1,035,412 of debt into shares of stock	-	-	-	-	27,955	28	-	-	318,574	319	1,035,065	-	1,035,412
Issuance of shares of stock in exchange for $155,000 of cash	-	-	-	-	3,627	4	-	-	41,330	41	154,955	-	155,000
Other issuances of stock	-	-	-	-	29,948	29	-	-	341,289	341	(370)	-	-
Recapitalization	(4,546)	(5)	(10,000)	(10)	-	-	14,546	15	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,089,290)	(1,089,290)

Balance - March 31, 2005	-	$-	-	$-	521,442	521	14,546	15	5,942,355	5,942	2,930,793	(1,089,290)	1,847,981

Issuances of shares of stock in exchange for title to mining equipment and mining claims and leases	-	-	-	-	23,692	24	-	-	269,996	270	1,649,706	-	1,650,000
Conversion of $394,535 of debt and accrued interest into shares of stock.	-	-	-	-	11,221	11	-	-	128,669	129	394,395	-	394,535
Issuance of shares of stock in exchange for license agreement	-	-	-	-	23,764	24	-	-	270,815	271	1,651,891	-	1,652,186
Issuance of shares of stock in exchange for $10,000 of cash	-	-	-	-	252	1	-	-	2,666	3	9,996	-	10,000
Stock compensation	-	-	-	-	4,629	4	-	-	52,166	52	172,444	-	172,500
Other equity transactions	-	-	-	-	-	-	-	-	-	-	(20,755)	-	(20,755)
Net loss	-	-	-	-	-	-	-	-	-	-	-	(2,877,000)	(2,877,000)

Balance - March 31, 2006	-	$-	-	$-	585,000	$585	14,546	$15	6,666,667	$6,667	$6,788,470	($3,966,290)	$2,829,447

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Consolidated Statements of Cash Flows
Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31, 2005

	2006	2005
Cash Flows from Operating Activities
Net loss	($2,877,000)	($1,089,290)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	371,240	197,942
Loss on repossession of equipment	93,452	-
Bad debt expense	2,923	-
Stock issued in lieu of compensation	172,500	-
Interest capitalized on notes payable	15,256	78,893
(Increase) decrease in assets:
Trade accounts receivable and other receivable	(39,560)	(12,159)
Inventories	(701,860)	(218,208)
Prepaid expenses	248,688	(159,998)
Increase (decrease) in liabilities:
Accounts payable	(323,922)	662,047
Accrued expenses	148,329	121,067
Due to related parties	-	53,221
Net Cash Used in Operating Activities	(2,889,954)	(366,485)
Cash Flows Used in Investing Activities
Proceeds from disposition of equipment	41,548	-
Purchase of licensing agreement	(325,000)	-
Increase in cash restricted for property, plant and equipment	(200,000)	-
Increase in deposit on investment in company	(200,000)	-
Purchase of property, plant, and equipment	(349,053)	(950,732)
Net Cash Used in Investing Activities	(1,032,505)	(950,732)

iCarbon Corporation, and Subsidiaries

Consolidated Statements of Cash Flows
Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31 2005

Cash Flows from Financing Activities
Repayment of capital lease obligation	(3,375)	(1,075)
Proceeds from issuance of common stock	10,000	155,000
Proceeds from demand notes payable:
Related Parties	590,000	1,983,489
Other	2,608,000	-
Repayments on demand notes payable, related parties	(50,000)	(825,000)
Proceeds from grant restricted for property, plant and equipment	50,000	-
Proceeds from the issuance of long-term debt:
Related parties	600,000	474,975
Other	825,000	100,000
Repayments on long-term debt:
Related parties	(240,000)	(249,975)
Other	(425,581)	(216,937)
Net Cash Provided by Financing Activities	3,964,044	1,420,477
Net Increase in Cash	41,585	103,260
Cash - Beginning	103,260	-
Cash - Ending	$144,845	$103,260
Supplemental Disclosure of Cash Flow Information
Interest paid	$167,384	$162,916
Supplemental Disclosures of Noncash Investing and Financing Activities
Acquisition of certain assets and liabilities of Applied Carbon Technology (America), Inc. in exchange for seller financing ($600,000) and forgiveness of accounts payable due to a Company shareholder and associated contribution of capital ($292,241) to the Company (see Note 4)	-	$892,241
Debt converted to common stock	$200,000	$1,035,412
Debt converted to preferred stock	$-	$1,454,618

Equipment acquired by issuance of common stock	$1,650,000	$-
Equipment acquired by direct financing	$375,000	$438,100
Inventory acquired by direct financing	$429,047	$-
Deposit on investment via direct financing	$100,000	$-

iCarbon Corporation, and Subsidiaries

Consolidated Statements of Cash Flows
Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31 2005

Supplemental Disclosures of Noncash Investing and Financing Activities (Continued)
Investment in license agreement by issuance of common stock	$1,652,186	$-
Accrued interest converted to common stock	$194,535	$-
Long-term debt, related party reclassified to demand note Payable, related party	$49,975	$-
Asset repossessed and related debt relieved	$315,000	$-
Other property released and related accrued expense relieved	$170,000	$-
Other non cash equity and demand notes payable transaction	$70,755	$-

Mining claims and leases acquired via direct financing	$241,263	$-

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 1 - Nature of Operations

iCarbon Corporation (formerly Graphite Technology Group, Inc. and Subsidiary - See Notes 2 and 17) (the “Company”) is engaged in the business of mining, manufacturing and selling natural and synthetic graphite and carbon based materials for use in aerospace, automotive, lubricants, refractory, and emerging industries such as composite materials, conductive composite polymers and plastics and fuel cells. The Company has processing facilities located in New York and Pennsylvania. The Company is also the owner/developer of graphite mine properties located in Canada. The Company is an ISO certified manufacturer: ISO 9001: 2000. The Company maintains its administrative offices in Delano, Pennsylvania. The Company was organized on April 27, 2004 (date of inception).

Note 2 - Basis of Presentation

The accompanying financial statements include the accounts of iCarbon Corporation (formerly Graphite Technology Group, Inc. and Subsidiary - See Notes 2 and 17). All inter-company transactions have been eliminated in consolidation.

On April 19, 2006, BPK Resources, Inc. a Nevada corporation publicly traded through the facilities of the NASDAQ OTC (BPK) closed upon an Agreement and Plan of Merger (the Merger Agreement) among BPK, BPK Resources Acquisition Corp., a Delaware corporation and wholly owned subsidiary of BPK (Merger Sub), the Company, and Derek Hirsch and James E. Olive, the principal shareholders of the Company (the Merger). In accordance with the Merger Agreement, Merger Sub merged with and into the Company with the Company surviving as a wholly owned subsidiary of BPK.

The Merger resulted in the owners and management of the Company having effective operating control of the combined entity after the Merger, with the existing BPK investors continuing as only passive investors. In connection with the Merger, all directors and officers of BPK resigned and new directors and officers were appointed by the Company.

Under accounting principles generally accepted in the United States of America, the Merger is considered to be a capital transaction in substance, rather than a business combination. That is the Merger is equivalent to the issuance of stock by the Company for the net monetary assets of BPK, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Merger is identical to that resulting from a reverse acquisition, except that no goodwill intangible asset is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative financial statements of the “legal acquirer” (BPK), are those of the “legal acquiree” (the Company) (i.e., the accounting acquirer).

In consideration for the Merger, (i) the holders of issued and outstanding shares of the Company’s common stock received an aggregate of (A) 6,666,667 shares of BPK’s common stock and (B) 585,000 shares of BPK Series D Convertible Preferred Stock convertible into an aggregate of 9,750,954 shares of BPK common stock; and (ii) holders of issued and outstanding shares of the Company’s preferred stock received an aggregate of 14,546 shares of Series E Convertible Preferred Stock, convertible into an aggregate of 583,333 shares of BPK common stock. The Securities and Exchange Commission requires that capital transactions consummated after year end but prior to the issuance of the financial statements should be given retroactive effect as if the transaction had occurred on March 31, 2006.

Accordingly, the financial statements of the Company as of March 31, 2006 and 2005 and for the periods then ended, are the historical financial statements of the Company for the same periods adjusted for the exchange of stock as defined in the Merger Agreement executed at consummation of the Merger. As of March 31, 2006, the Company has borrowed $2,608,000 from BPK (see Note 8 and Note 17). This debt was eliminated in consolidation in conjunction with the Merger in April 2006.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 3 - Significant Accounting Policies

Cash

Cash is on deposit in banks and other financial institutions. In the normal course of business, the Company may have deposits which exceed the insured limits. For the statement of cash flow purposes cash includes a $15,000 deposit held as collateral by a bank (Note 9).

Trade Accounts Receivable

Trade accounts receivable are stated at outstanding balances, less an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, aging of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due. Based upon such procedures management has determined that no allowance was required as of March 31, 2006 and 2005.

Net sales from the Company’s five largest customers accounted for 70% of net sales for the period ended March 31, 2006. Accounts receivable from these customers accounted for 79% of the accounts receivable balance at March 31, 2006.

Net sales from the Company’s five largest customers accounted for 67% of net sales for the period ended March 31, 2005. Accounts receivable from these customers accounted for 68% of the accounts receivable balance at March 31, 2005.

Inventories

Inventories are stated at the lower of cost or market with cost determined by the first-in, first-out (FIFO) method. Cost includes raw materials, direct labor, and an allocation for indirect labor and factory overhead.

Property, Plant and Equipment

Property, plant and equipment are carried at original cost. Expenditures for betterments and additions are capitalized, while maintenance and repairs are charged to operations as incurred. Upon sale, retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in the statement of income.

Depreciation is computed generally using the straight line method over the following estimated useful lives of the various classes of assets:

Years
Buildings and improvements	40
Machinery and equipment	10
Office furniture and equipment	3 - 7

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 3 - Significant Accounting Policies (Continued)

Property, Plant and Equipment (Continued)

Capitalized costs are depreciated or depleted using the straight-line method or unit-of-production method at rates sufficient to depreciate such costs over the shorter of estimated productive lives of such facilities or the useful life of the individual assets. Determination of expected useful lives for amortization calculation is made on a property-by-property or asset-by-asset basis at least annually.

Undeveloped mineral interests are amortized on a straight-line basis over their estimated useful lives taking into account residual values. At such time as an undeveloped mineral interest is converted to proven and probable reserves, the remaining unamortized basis is amortized on a unit-of-production basis as described above.

The Company leases property from a related party, the terms of which are subject to change at will. Since the related party lease is always subject to change, the Company is presently amortizing leasehold improvements over their estimated useful lives. The leaseholds are reviewed annually to determine if the estimated useful lives are still appropriate.

Goodwill

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets," which governs financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are not amortized but are reviewed at least annually for impairment. Intangible assets that have finite useful lives are amortized over their useful lives.

SFAS No. 142 requires that goodwill be tested for impairment at least annually utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each of its reporting units and compare it to the carrying value, including goodwill, of such reporting units. If the fair value exceeds the carrying value, no impairment loss is recognized. However, a carrying value that exceeds its fair value may be an indication of impaired goodwill. The amount, if any, of the impairment would then be measured and an impairment loss would be recognized. As of March 31, 2006 and 2005, no adjustment for impairment was deemed necessary. The Company will evaluate its goodwill, at least annually, and will reflect the impairment of goodwill, if any, in the results of operations in the statement of operations.

Revenue Recognition

The Company records revenues when product is shipped. Revenues are recorded net of allowance for estimated returns, price concessions and other discounts.

Shipping and Handling Costs

The Company records shipping and handling costs related to products sold and shipped as a component of cost of sales. Such costs amounted to $45,479 and $34,487 for the periods ended March 31, 2006 and 2005, respectively.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 3 - Significant Accounting Policies (Continued)

Income Taxes

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Income (Loss) per Common Share

The Company reports earnings per share in accordance with the provisions of SFAS No. 128, “Earnings Per Share.” SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. For purposes of calculating earnings per share, the impact of the Merger with BPK has been given retroactive effect as if the transaction had occurred on March 31, 2006, related to the Company’s shares outstanding at March 31, 2006 and 2005 (see Note 17).

Stock Based Compensation

The Financial Accounting Standards Board’s SFAS No. 123, “Accounting for Stock-Based Compensation,” contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. There were no stock awards granted during 2006 or 2005. SFAS No. 123 permits entities to continue accounting for employee stock options and similar equity instruments under Accounting Principles Board (APB) Opinion 25, “Accounting for Stock Issued to Employees.” As of March 31, 2006, the Company has no such instruments outstanding and accordingly, no pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied are required.

Advertising

It is the Company’s policy to expense advertising costs as incurred. Advertising expense for the periods ended March 31, 2006 and 2005 was $6,300 and $1,991, respectively.

Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 3 - Significant Accounting Policies (Continued)

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123(R), “Share-Based Payment.” Statement No. 123(R) revised Statement No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. Statement No. 123(R) will require compensation costs related to share-based payment transactions to be recognized in the financial statements (with limited exceptions). The amount of compensation costs will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. This statement is effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB No. 107”), “Share-Based Payment”, providing guidance on option valuation methods, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123 (R), and the disclosures subsequent to adoption. The Company will adopt SFAS No. 123(R) and provide SAB No. 107 required disclosures effective April 1, 2006, using the modified prospective method with no restatement. Because the Company currently has no such awards outstanding, there will be no stock compensation expense to be recorded for the unvested portion of existing awards. The impact of future option or stock grants is dependent upon the quantity and nature of future stock-based compensation grants.

In December 2004, the FASB issued Staff Position No. FAS 109-1 (“FSP 109-1”), “Accounting of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004.” FSP 109-1 clarifies SFAS No. 109’s guidance that applies to the new tax deduction for qualified domestic production activities. We have adopted the standard and it did not materially impact our Consolidated Financial Statements.

In December 2004, the FASB issued Staff Position No. FAS 109-2 (“FSP 109-2”), “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004.” FSP 109-2 provides that an enterprise is allowed time beyond the financial reporting period of enactment to evaluate the effect of the new tax law on its plan for applying SFAS No. 109. The adoption of FSP 109-2 did not have an impact on our Consolidated Financial Statements.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations,” that requires an entity to recognize a liability for a conditional asset retirement obligation when incurred if the liability can be reasonably estimated. FIN 47 clarifies that the term Conditional Asset Retirement Obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. We are currently evaluating any impact that this standard would have on our Consolidated Financial Statements.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 3 - Significant Accounting Policies (Continued)

In May 2005, FASB issued SFAS 154, “Accounting Changes and Error Corrections”. The Statement requires retroactive application of a voluntary change in accounting principle to prior period financial statements unless it is impracticable. SFAS 154 also requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS 154 replaces APB Opinion 20, “Accounting Changes”, and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Adoption of this statement did not have an impact on our Consolidated Financial Statements.

Note 4 - Business Acquisition

On July 31, 2004, the Company completed the acquisition of certain assets and liabilities of Applied Carbon Technology (America), Inc. (ACT), a company engaged in the processing and supplying of natural and synthetic graphite flakes. ACT was a wholly-owned subsidiary of Merchant Capital Group. This acquisition was consummated in order to enable the Company to build its product lines. The purchase price for this acquisition was $892,241 in the form of seller financing in the amount of $600,000 and ACT payables forgiven by a shareholder of the Company in the amount of $292,241, for which this shareholder contributed capital to the Company. The acquisition was accounted for under the purchase method of accounting and the operating results from this operation have been included in the financial statements from the date of the acquisition. Prior to this acquisition the Company was engaged to manage the operations of ACT for the period January 2003 to July 30, 2004 for which the Company earned a management fee of approximately $380,000, which was offset by amounts owed to ACT by the Company at the date of acquisition. ACT was insolvent, however, the Company agreed to manage ACT’s operations in order to sustain such operations through the date of acquisition. The purchase price was allocated based upon the estimated fair value of the assets acquired and liabilities assumed as follows:

Inventory	$122,887
Goodwill	800,240
Accounts receivable	131,870
Other assets	164,600
Property and equipment	3,496,076
Total Assets Acquired	4,715,673
Accounts payable	248,758
Notes payable	3,574,674
Total Liabilities Assumed	3,823,432
Purchase Price	$892,241

Under current accounting rules, goodwill resulting from this acquisition is not being systematically amortized but will be subjected to annual impairment tests and will be written down to its estimated fair value when and if the impairment test indicates that the carrying value of goodwill exceeds its fair value. The goodwill resulting from this acquisition is deductible for tax purposes.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 5 - Inventories

Inventories at March 31, 2006 and 2005 consist of the following:

Finished goods	$104,370	$83,864
Work-in-process	53,366	3,926
Raw materials	1,314,266	253,305
	$1,472,002	$341,095

Note 6 - Property, Plant and Equipment

Property, plant and equipment at March 31, 2006 and 2005 consist of the following:

Land, buildings and improvements	$419,720	$170,000
Machinery, office furniture, and equipment	5,300,591	2,909,000
Mining claims and leases	1,499,914	-
Cash restricted by loan agreement for property, plant and equipment	200,000	0
Construction in progress	0	1,805,908
	7,420,225	4,884,908

Accumulated depreciation	(569,183)	(197,942)
	$6,851,042	$4,686,966

Depreciation expense was $371,240 and $197,942 for the periods ended March 31, 2006 and 2005, respectively.

Note 7 - Deposit on Investment in Company, Investment in License Agreement and Other Assets Acquired

Agreement between the Company, M. Bertil Akesson, Société Miniére de la Grande Ile, and SOMAGRA

On July 27, 2005, the Company entered into an agreement with Bertil Akesson ("Akesson"), Le Président Directeur Général of Société Miniére de la Grande Ile and Société Malagache du Graphit (SOMAGRA) by which the Company will purchase 50% ownership of all SOMAGRA’s owned right and interest in mining claims and leases comprising the Ambatomitamba Graphite Mine and four contiguous graphite mines located in Madagascar as well as all equipment on site. Ownership will be unencumbered. The Company will operate under the name SOMAGRA.

By terms of the agreement, the Company will finance, manage, operate and develop the graphite mines.

The purchase agreement calls for the Company to purchase this 50% ownership by payment of $3.0 million. The payment of the purchase price is to be paid by $1.2 million in cash, of which $300,000 has been paid and reflected as a deposit at March 31, 2006 and the balance of $900,000 which was paid subsequent to March 31, 2006. The additional $1.8 million is due at the earliest date after all governmental approvals, mining permits and licenses are secured through the issue of shares of the Company’s common stock.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 7 - Deposit on Investment in Company, Investment in License Agreement and Other Assets Acquired (Continued)

Agreement between the Company, M. Bertil Akesson, Société Miniére de la Grande Ile, and SOMAGRA (Continued)

In addition, the Company entered into an agreement by which the Company will have the option to purchase the remaining 50% ownership of all SOMAGRA’s owned right and interest in mining claims and leases comprising the Ambatomitamba Graphite Mine and four contiguous graphite mines located in Madagascar as well as all equipment on site.

The option agreement calls for the Company to purchase this 50% ownership by payment of $3.0 million. The payment of the purchase price is to be paid by $1.2 million in cash and $1.8 million in equity. The $1.8 million in stock will be based on the then current market price of the Company’s stock. The $1.2 million in cash will be paid in 4 equal installments of $300,000 due July 1 of each year beginning in 2006. A lump sum interest payment of $75,000 will be paid with the first installment of $300,000 on July 1, 2006.

There is currently no mining activity. The Company is developing a mine operations plan with current activities limited to establishing pre-production mine processes.

Kearney Mine Acquisition

On June 1, 2005, the Company purchased the priority security lien interest held by Merchant over the assets of International Graphite Inc. (IGI), a Canadian private company and owner of mineral claims and leases partly comprising the "Kearney Graphite Mine" (Kearney), in Ontario, Canada, that IGI owned. The priority security interest arose from a default of loan and financial commitments to Merchant. The transaction value was deemed to have a worth of $1,250,000 for which Graphite negotiated with Merchant the issuance of 204,543 common shares in payment. By purchasing the security interest, the Company assured itself that it would control the disposition of the mine claims and leases through its secured creditor standing. The transaction was based in U.S. dollars.

On November 10, 2005, the Company entered into agreement with Carlant Holdings, which agreement was superseded by the Agreement of Purchase & Sale, dated March 9, 2006, between the Company, IGI and Crich Holdings & Buildings Ltd., by which the Company will purchase the mining claims and leases controlled by IGI. Consideration is (i) the cancellation of the above $1.25 million security interest the Company owns and that has been included in property, plant and equipment in the accompanying consolidated financial statements, (ii) CDN $125,000, (iii) Promissory Note in the principal amount of CDN $480,010, and (iv) the issue of $437,000 U.S. "Equity Participation Units," convertible to common shares and warrants of the Company post the merger of the Company into BPK Resources, Inc. (See Note 2).

Purchase of Canadian Mining Equipment

A series of transactions by the Company resulted in purchasing title to Canadian mining equipment currently on site at Kearney.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 7 - Deposit on Investment in Company, Investment in License Agreement and Other Assets Acquired (Continued)

Merchant Capital Group

On June 1, 2005, the Company issued 65,453 common shares valued at $400,000 to Merchant to purchase equipment at Kearney, subject to the Company satisfying a $375,000 prior claim on this equipment.

Bradford-Bachinski in Trust

On November 15, 2005, the Company became a guarantor of a loan between Graphite Lake Resources Ltd. ("GLRL") as Borrower and Bradford-Bachinski in Trust as Lender in the principal amount of $375,000, interest at 9%, maturing December 15, 2008. The Company expects to honor this guarantee and in turn own full title to all equipment at Kearney.

Agreement between the Company and Chenzhou Global Graphite Inc.

On October 13, 2005, the Company purchased a 37.125% interest in Chenzhou Global Graphite Inc. (a company incorporated in Hunan Province, China) ("Chenzhou") which was established during 2005 and continues to develop its business. Chenzhou has successfully developed patented purification technology which increases carbon levels of amorphous graphite. High level fixed carbon amorphous graphite (99.2+% fixed carbon) represents the potential for better and lower cost material solutions for numerous industrial applications. The Company and Chenzhou will collaborate to commercialize the product potential of the patented technology. In addition, Chenzhou has an agreement to become the majority owner and the licensed operator of a graphite mine in Jiangxi Province, China. Chenzhou will also have mining rights and licenses for mining amorphous graphite in Hunan Province. The transaction entailed a share exchange of 270,815 common shares issued by the Company for 3,712,500 common shares representing 37.125% ownership of Chenzhou (value of $1,652,186). The Company was also required to purchase an additional 787,500 shares, 7.875% ownership, for $350,000 cash.

On June 25, 2006, this agreement was modified to the extent that the Company released its ownership interest in Chenzhou in exchange for a license agreement.

The license agreement establishes the Company as the exclusive perpetual licensee, a collaborative developer of the technology and as the sole party to commercialize the business potential of the technology. The Company negotiated the license in favor of surrendering its common equity interest and other financial commitments to Chenzhou. The license encompasses the exploitation of all of the assets of Chenzhou, which includes mine licenses as and when granted and mine properties controlled by Chenzhou. Payment of the license was accomplished by credit of 270,815 common shares issued previously by Graphite Technology Group, Inc., and $350,000 cash advances, resulting in 270,815 common equity shares in the capital stock of BPK Resources, Inc. and 23,764 Series D Preferred stock of BPK Resources, Inc. The Company has no continuing financial commitments to Chenzhou Global, however expects to continue financial assistance to further the development and commercialization of Chenzhou’s technology and mine development.

Chenzhou has the option to acquire a 55% economic interest in the Jin Chuan graphite mine, Jiangxi Province. The Company has the option, granted by Chenzhou, to purchase directly a 27.5% ownership of the Jin Chuan Graphite Mine. Chenzhou would purchase the remaining 27.5%, which purchase would comprise part of the license.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 7 - Deposit on Investment in Company, Investment in License Agreement and Other Assets Acquired (Continued)

Agreements between the Company and Vinecrest Management Services Ltd., and Vincent Sheehan

On December 30, 2005, the board of directors approved the acquisition by the Company of mining claims and leases for graphite bearing properties located in Butt Township, Ontario, Canada. Certain of the acquired claims and leases constituted part of Kearney. Additional mining claims and leases that are contiguous to Kearney were also acquired. The mineral claims and leases have been acquired by the Company in two separate transactions, one with Vinecrest Management Services, Ltd., and the second with Vincent Sheehan in the amount of CDN $150,000 each. All acquired claims and leases from these parties are subject to royalty payments as defined in the respective agreements.

Note 8 - Notes Payable, Demand

Notes payable, demand, consists of the following as of March 31, 2006 and 2005:

	2006	2005
Industry Capital:
Note payable due on demand. This note was repaid during 2006.	$-	$50,000
Beach Lane Investments Ltd:
Note payable due on demand or December 31, 2006, whichever is later. Interest is charged at 9.00%, collateralized by the Company's inventory. Beach Lane Investments Ltd is owned by certain stockholders of the Company.	127,744	127,744
Note payable due on demand with 60 days notice. Interest is charged at 6.00%, collateralized by all of the Company's unsubordinated assets. Beach Lane Investments Ltd is owned by certain stockholders of the Company.	1,275,000	975,000
Individual stockholder:
Loan payable due on demand or December 31, 2006, whichever is later. Interest is charged at 8.00%, collateralized by all unsubordinated assets of the Company.	50,000	50,000
Individual stockholder:
Loan payable due on demand. Interest is charged at 7.00%, collateralized by all unsubordinated assets of the Company.	240,000	-

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 8 - Notes Payable, Demand (Continued)

		2006	2005
	Carlant Holdings
	Note payable due on demand. Interest is charged at 8.00%, collateralized by all unsubordinated assets of the Company. Carlant Holdings is owned by certain stockholders of the Company. The debt, including accrued interest is convertible into common stock at $.375 for one share of common stock.	100,000	-
*	BPK Resources, Inc.
	Notes payable on demand or March 31, 2006, whichever is later. Interest is charged at 12%, collateralized by all of the assets of the Company. In conjunction with the merger of BPK and the Company on April 19, 2006, this debt was converted into shares of Series C preferred shares (See Note 2)	2,608,000	-
	9102-2764 Quebec, Inc.
	Note payable due on demand or December 31, 2006, whichever is later. Interest is charged at 9.00%, collateralized by the Company's inventory. 9102-2764 Quebec, Inc. is owned by certain stockholders of the Company.	339,162	339,162
	9102-2764 Quebec, Inc.
	Note payable due on demand. Interest is charged at 6.00%, collateralized by all unsubordinated assets of the Company. 9102-2764 Quebec, Inc. is owned by certain stockholders of the Company	643,211	457,225
		$5,383,117	$1,999,131

* - This debt is not considered to be related party debt as of March 31, 2006.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 9 - Long-Term Debt

Long-term debt consists of the following as of March 31, 2006 and 2005:

Keystone Nazareth Bank & Trust:
Installment loan payable in monthly principal and interest payment of $2,408 through February 2009. Interest is charged at 7.22%. Loan is collateralized by specific equipment and also restricts the use of a $15,000 deposit with Keystone Nazareth Bank & Trust.	$73,613	$98,011

PA Dept. of Community & Economic Development

Loan payable on January 1, 2013. Interest is charged at 2.75%, collateralized by specific equipment.	411,187	-

Twinbro Financial LLC
Loan payable on September 30, 2007. Interest only payments until September 30, 2007. Interest is charged at 9.00%, collateralized by a mortgage on the Company's Brocton Facility. Twinbro Financial LLC is owned by certain stockholders of the Company.	225,000	225,000
Barlow Lane Holding Limited
Loan payable on March 31, 2007. Interest is imputed at 7.5% with monthly payments of $6,667 with a balloon payment on March 31, 2007, collateralized by security agreements.	376,537	-
Graphite Lake Resources Ltd.
Loan payable on December 15, 2008. Interest is charged at 9%, collateralized by equipment at Kearney mine in Canada. The Company guarantees this loan. The present value of the interest payable is $80,804.	375,000	-

Vinecrest Management Services Limited
Loan payable, due December 31, 2008. Interest is imputed at 8%, This debt is for the purchase option to acquire the rights for mining properties in the Province of Ontario, Canada.	109,549	-

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 9 - Long-Term Debt (Continued)

	2006	2005
Vincent Sheehan
Loan payable, due December 31, 2007. Interest is imputed at 8%, This debt is for the purchase option to acquire the rights for mining properties in the Province of Ontario, Canada.	109,354	-
Knox Insurance Brokers, Ltd.
Loan payable due on December 30, 2006. Interest only payments through December 31, 2006. Interest is charged at 9.00%, collateralized by specific equipment. This debt including accrued interest is convertible to common stock at $.25 for one common share. Knox is owned by certain stockholders of the Company.	$190,000	$190,000
T.T.T. Realty Company, Inc.
Loan payable on June 30, 2006. Interest only payments through June 30, 2006. Interest is charged at 15%, secured by a mortgage on the Company's Delano facility. T.T.T. Realty Company, Inc. is owned by certain stockholders of the Company.	360,000	-
North Eastern Pennsylvania Alliance
Loan payable on December 1, 2016. Interest is charged at 2.75%, collateralized by specific equipment and junior lien on receivables, inventory and all other equipment of the Company.	200,000	-
Derek Hirsch
Loan payable on July 31, 2006. Interest only payments through July 31, 2006. Interest is charged at 6.00%, secured by a mortgage on the Company's Brocton, New York facility. Derek Hirsch is a stockholder of the Company.	267,972	267,972
Long-term debt repaid, refinanced or forgiven during 2006	-	677,475
	2,698,212	1,458,458

Current maturities	(1,361,268)	(450,049)
	$1,336,944	$1,008,409

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 9 - Long-Term Debt (Continued)

Aggregate maturities on long-term debt as of March 31, 2006, are due in future years as follows:

	Related Parties	Other	Total
Year ending March 31:
2007	$817,972	$543,296	$1,361,268
2008	225,000	583,194	808,194
2009	-	143,425	143,425
2010	-	80,122	80,122
2011	-	82,353	82,353
Thereafter	-	222,850	222,850
	$1,042,972	$1,655,240	$2,698,212

Note 10 - Capital Lease Obligations

During the period ended March 31, 2005, the Company entered into a three-year lease agreement for the use of equipment. The lease, which qualifies as a capital lease obligation, requires monthly payments of $326 through November 2007.

The following amounts represent annual lease payments by year and in the aggregate including amounts which represent interest and current maturities at March 31, 2006:

Year ending March 31:
2007	$3,912
2008	2,608
6,520
Amount representing interest	(370)
$6,150

The following amounts are included in property and equipment related to the above lease at March 31, 2006 and 2005:

	2006	2005
Machinery and equipment	$13,350	$13,350
Accumulated depreciation	(1,780)	(445)
	$11,570	$12,905

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 11 - Stockholders’ Equity

Series A preferred stock consists of 500,000 authorized, nonvoting shares with a $0.001 par value and a stated liquidation value of $100 per share. The holders of the Series A Preferred Stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. Dividends may, at the election of the Company, be paid in common shares of the Company at the rate of $.375 of such dividends to be paid in exchange for 1 common share. No dividends were declared during the period ended March 31, 2006. Total dividends in arrears were $26,519 at March 31, 2006. Each share of Series A preferred stock shall be convertible, at the option of the holder, into 7.41 shares of the Company’s common stock. Part or all of the Series A preferred stock shall be subject to redemption by the Company at any time prior to conversion at $105 per share plus any accrued but unpaid dividends. Such redemption shall be paid in cash. Any shares of the Series A preferred stock redeemed, purchased or otherwise acquired by the Company shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Company. These shares were converted into shares of the Series E preferred stock discussed below associated with the Merger (See Note 2).

Series B preferred stock consists of 500,000 authorized, nonvoting shares with a $0.001 par value and a stated liquidation value of $100 per share. The holders of the Series B preferred stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. Dividends may, at the election of the Company, be paid in common shares of the Company’s common stock at the rate of $.54 of dividends to be paid in exchange for 1 common share. No dividends were declared during the period ended March 31, 2006. Total dividends in arrears were $58,333 at March 31, 2006. Each share of Series B preferred stock shall be convertible, at the option of the holder, into 5.13 shares of the Company’s common stock. Part or all of the Series B preferred stock shall be subject to redemption by the Company at any time prior to conversion at $105 per share plus any accrued but unpaid dividends. Such redemption shall be paid in cash. Any shares of the Series B preferred stock redeemed, purchased or otherwise acquired by the Company shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Company. These shares were converted into shares of the Series E preferred stock discussed below associated with the Merger (See Note 2).

Series D convertible preferred stock consists of 585,000 authorized, nonvoting shares with a $0.001 par value. Each share of Series D Preferred Stock will automatically convert into 16.67 shares of Common Stock upon the earlier of: (i) the filing of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series D Preferred Stock may be converted into Common Stock or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series D Preferred Stock may be converted into Common Stock. The holders of Series D Preferred Stock will have no liquidation preference, voting rights or rights to receive dividends. These shares were granted to all holders of outstanding shares of the Company’s common stock as of the date of the Merger. As noted in Note 2, these shares have been given retroactive effect as if the transaction had occurred on March 31, 2006.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 11 - Stockholders’ Equity (Continued)

Series E convertible preferred stock consists of 14,546 authorized, nonvoting shares with a $0.001 par value. These shares will be convertible into an aggregate of 583,333 shares of Common Stock. Each share of Series E Preferred Stock will be Convertible into shares of Common Stock at the option of the holder commencing upon the earlier of: (i) the filing of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series E Preferred Stock may be converted into Common Stock or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series E Preferred Stock may be converted into Common Stock. Subject to the rights of holders of any series of preferred stock which by its terms is senior to the Series E Preferred Stock , in the event of any liquidation, dissolution winding up of the Company, holders of the Series E Preferred Stock will be entitled to receive in preference to the holders of Common Stock an aggregate amount of approximately $1,500,000. The holders of the Series E preferred stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. These shares of Series E preferred stock shall be convertible, at the option of the holders, into an aggregate of 583,333 shares of the Company’s common stock. As noted in Note 2, these shares have been given retroactive effect as if the transaction had occurred on March 31, 2006.

In connection with the formation of the Company on April 27, 2004, 4,628,960 shares of common stock were issued to the initial shareholders of the Company. Also in conjunction with the acquisition of ACT (Note 4) 612,202 common shares were issued and capital of $292,241 was contributed to the Company. During the period ended March 31, 2005, the Company converted debt totaling $2,490,030 into shares of common stock valued at $1,035,412, and 14,546 shares of Class E preferred stock valued at $1,454,618 (See discussion above).

During the year ended March 31, 2006, the Company issued 51,151 shares of common stock to various individuals in lieu of services performed. These transactions were valued at $172,500.

Note 12 - Income Taxes

The Company has fully reserved for all state and federal net operating loss carryforwards, thus there is no income tax benefit recorded for 2006 or 2005.

A reconciliation of income tax expense at the U.S. federal statutory income tax rate to actual income tax expense is as follows:
	2006	2005
Tax at statutory rate	($978,180)	($370,359)
State taxes	(344,056)	(128,918)
Valuation allowance	1,163,400	436,700
Other	158,836	62,577
	$0	$0

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 12 - Income Taxes (Continued)

Net deferred tax assets consisted of the following components as of March 31, 2006 and 2005 are as follows:

Deferred tax assets:	2006	2005
State and federal loss carryforwards	$1,921,887	$523,846
Other	6,687	3,475
Total Deferred Tax Assets	1,928,574	527,321

Valuation allowance	(1,600,100)	(436,700)
Net Deferred Tax Assets	328,474	90,621

Deferred tax liabilities:
Property and equipment	292,380	76,183
Goodwill	36,094	14,438
Total Deferred Tax Liabilities	328,474	90,621
Net Deferred Tax Asset	$-	$-

As of March 31, 2006 and 2005, respectively, the Company has approximately $4,300,000 and $1,200,000 of federal and state net operating loss carryforwards to offset future taxable income for income tax purposes. The net operating loss carryforwards expire beginning March 2025.

The Company increased its valuation allowance by $1,163,400 and $436,700 for the periods ended March 31, 2006 and 2005, respectively.

Note 13 - Earnings per Share

The Company's calculation of earnings per share is as follows (see Notes 2 and 17):
	2006	2005
Net Loss Applicable to Common Stockholders	($2,877,000)	($1,089,290)
Average Basic and Diluted Shares Outstanding	6,330,613	4,900,452
Net Loss per Common Share
Basic and Diluted	($0.45)	($0.22)

For the year ended March 31, 2006, the following shares have been excluded from the computation of diluted earnings per share as they would be antidilutive: 585,000 shares of Series D convertible preferred shares that are convertible into 9,750,954 shares of common stock; 14,546 shares of Series E convertible preferred shares that are convertible into 583,333 shares of common stock; and $290,000 of convertible debt that is convertible into 1,026,667 shares of common stock.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 13 - Earnings per Share (Continued)

For the period from April 27, 2004 (date of inception) through March 31, 2005, the following shares have been excluded from the computation of diluted earnings per share as they would be antidilutive: 521,442 shares of Series D convertible preferred shares that are convertible into 8,690,700 shares of common stock; 14,546 shares of Series E convertible preferred shares that were convertible into 583,333 shares of common stock; and $190,000 of convertible debt that is convertible into 760,000 shares of common stock.

Note 14 - Commitments and Contingencies

The Company leases a warehouse and administrative facility from a related party under a lease that expires in December 2009. Monthly rent for this facility was $4,500 through December 31, 2004 and increased to $4,539 effective January 1, 2005. All costs of maintaining and operating the facility are paid by the Company.

The Company guarantees the debt of this related party. Debt outstanding at March 31, 2006 was $475,535. The Company would be required to honor this guarantee should the related party default. The Company would have recourse against the building currently rented.

The Company also leases vehicles and equipment under noncancellable operating leases. Total monthly payments are $3,134 and the leases expire in various intervals through April 2009.

At March 31, 2006, minimum lease payments for the next five years are as follows:

	Related Party	Other	Total
2007	$54,468	$37,160	$91,628
2008	54,468	19,197	73,665
2009	54,468	12,308	66,776
2010	40,851	-	40,851
2011	-	-	-
	$204,255	$68,665	$272,920

Total rental expense for the periods ended March 31, 2006 and 2005, amounted to $86,390 and $101,025, respectively; of which $54,468 and $40,600, respectively, was paid to a related party.

On April 6, 2006, the Company, through its subsidiary, entered into an agreement to acquire a warehouse containing approximately 250,000 square feet of space in Aliquippa, Beaver County, Pennsylvania. The purchase price was $2,900,000. The Company paid $250,000 in cash and the seller is holding a mortgage for the balance of $2,650,000. The note is due on June 1, 2011 and the interest rate is 8%. The payment for the first eighteen (18) months will be based on a 30-year amortization and the remaining forty two (42) months will be based on a 15-year amortization with a balloon payment due on June 1, 2011. The note is secured by a mortgage on the property located in Aliquippa, Pennsylvania.

The Company may at times be involved in ordinary and routine litigation incidental to its business. The Company is not party to any pending legal proceedings that, in the opinion of management, would have a material adverse effect on the results of its operations or financial position.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 15 - Loss on Repossession of Equipment

During 2005, the Company purchased a piece of mining equipment from Atlas Mine & Mill Supply Company (Atlas) for approximately $450,000. The Company placed a deposit of $22,500 and the seller financed the balance of $427,500. The Company made an additional $112,500 in payments on the balance, but elected not to continue to make the remaining payments as a result of assessing the mill value in context of the preliminary mine plan and the election to equip the mine differently for expected production processes. Atlas notified the Company of their default of the note agreement and when the Company elected not to cure the default, Atlas sold the equipment to another customer. Atlas refunded the Company $41,548 which represented the excess amount Atlas received after payment of penalties and legal costs to satisfy the Company’s note with Atlas.

Note 16 - Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices, if available, are utilized as estimates of the fair values of financial instruments. Since no quoted market prices exist for certain of the Company’s financial instruments, the fair values of such instruments have been derived based on management’s assumptions, the estimated amount and timing of future cash flows and estimated discount rates. The estimation methods for individual classifications of financial instruments are described more fully below. Different assumptions could significantly affect these estimates. Accordingly, the net realizable values could be materially different from the estimates presented below. In addition, the estimates are only indicative of the value of individual financial instruments and should not be considered an indication of the fair value of the combined Company.

Short-term Financial Instruments

The carrying value of short-term financial instruments, including cash, restricted cash, trade accounts receivable, accounts payable, accrued expenses and short-term debt, approximates the fair value of these instruments. These financial instruments generally expose the Company to limited credit risk and have no stated maturities or have short-term maturities and carry interest rates that approximate market.

Long-term Debt

The fair value of these instruments are estimated using discounted cash flow analysis and are determined to be reasonable and represent current market rates.

Notes payable, Demand

Estimating the fair value of these instruments is not practicable because the terms of these transactions could not be duplicated in the market, and therefore, may result in fair values that are potentially unreliable.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Notes to Consolidated Financial Statements
March 31, 2006 and 2005

Note 16 - Fair Value of Financial Instruments (continued)

Carrying amounts and estimated fair values of the Company’s financial instruments were as follows at March 31, 2006 and 2005:

	2006	2006	2005	2005
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash	$129,845	$129,845	$88,260	$88,260
Restricted cash	15,000	15,000	15,000	15,000
Trade accounts receivable	163,666	163,666	141,106	141,106

Financial liabilities:

Accounts payable	586,883	586,883	910,805	910,805
Accrued expenses	244,861	244,861	121,067	121,067
Due related parties	53,221	53,221	53,221	53,221
Long-term debt, including current maturities	2,698,212	2,522,093	1,458,458	1,307,773

Note 17 - Subsequent Event

Reverse Stock Split, Conversion of Preferred Shares and Change of Name

On July 24, 2006, the Company effected a reverse stock split of its common stock outstanding at a ratio of one share for every six shares (1:6) outstanding. After giving effect to the reverse split, 15,965,068 shares of the Company's common stock were outstanding. In addition, the Company issued 16,398,142 shares of its common stock pursuant to the terms of certain convertible notes and conversion of all of the Series C and Series D Preferred Stock outstanding, after which issuance the Company's issued and outstanding shares of common stock then totaled 32,363,210.

These financial statements, as well as share and per share amounts have been presented to give effect to the reverse stock split for all periods presented.

On July 21, 2006, BPK Resources, Inc. changed its name to iCarbon Corporation.

See notes to consolidated financial statements.

iCARBON CORPORATION
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2006
(Unaudited)
Assets
Current Assets
Cash	$175,064
Cash restricted by loan agreement	15,000
Trade accounts receivable	342,864
Other receivable	21,784
Inventories	2,396,317
Prepaid expenses	284,786

Total Current Assets	3,235,815

Property, Plant and Equipment, Net	10,029,752

Goodwill	3,874,325

License agreement	2,302,735

Investment in Company	3,000,000

Deposit on Investment in Company	375,000

Deferred financing costs, net of accumulated amortization of $45,690 at December 31, 2006	338,588

Other	152,105

Total Assets	$23,308,320

The accompanying notes are an integral part of these statements

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Liabilities and Stockholders' Equity	December 31, 2006
Current Liabilities	(Unaudited)
Current maturities of long-term debt:
Related parties	$1,092,972
Other	598,550
Current maturities of capital lease obligations	31,922
Notes payable, demand:
Related parties	2,915,117
Other	10,000
Accounts payable	1,010,309
Accrued expenses	639,523
Customer deposits	174,972
Due to related parties	52,642

Total Current Liabilities	6,526,007

Long-Term Debt, less Current Maturities
Related parties	2,745,640
Other	6,917,068

Total Long-Term Debt	9,662,708

Capital Lease Obligations, less Current Maturities	39,495

Total Liabilities	16,228,210

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

Stockholders' Equity

Preferred Stock: Authorized 100,000,000 Shares:
Class B preferred stock; $0.001 par value; 829,755 shares issued and outstanding -December 31, 2006 (liquidation preference $456,365)	830

Class E preferred stock; $0.001 par value;14,546 shares issued and outstanding (involuntary liquidation value - $1,454,618)	15

Common stock, $0.001 par value; authorized 100,000,000 shares; issued and outstanding 33,706,551 shares -	33,707

Paid-in capital	16,908,378
Accumulated other comprehensive loss - foreign currency translation adjustment	(9,799)
Accumulated deficit	(9,853,021)

Total Stockholders' Equity	7,080,110

Total Liabilities and Stockholders' Equity	$23,308,320

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

iCarbon Corporation and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)

Net Sales	$460,838	$296,162	$1,331,133	$898,320

Cost of Goods Sold	430,247	151,405	1,157,104	547,785

Gross Profit	30,591	144,757	174,029	350,535

Selling, general and administrative	1,300,559	562,254	3,905,239	2,008,655

Operating Loss	(1,269,968)	(417,497)	(3,731,210)	(1,658,120)

Other Income (Expenses)
Other (expense)	—	(135,000)	—	(135,000)
Interest income (expense), net	(411,379)	(128,621)	(928,027)	(239,193)

Total Other Income (Expenses)	(411,379)	(263,621)	(928,027)	(374,193)

Net Loss	($1,681,347)	($ 681,118)	($4,659,237)	($2,032,313)

Net Loss per Common Share
Basic and diluted	($ 0.05)	($ 0.04)	($ 0.23)	($ 0.13)

The accompanying notes are an integral part of these statements.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

iCarbon Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

	Class B Preferred Stock		Class C Preferred Stock		Class D Preferred Stock		Class E Preferred Stock		Common Stock
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive loss	Total Stockholders’ Equity
Balance - March 31, 2006	-	$-	-	$-	585,000	$585	14,546	$15	6,666,667	$6,667	$6,788,471	($3,966,290)	$-	$2,829,447
Other stockholders’ equity transactions (unaudited)	-	-	-	-	-	-	-	-	200,000	200	397,200	-		397,400
Shares issued in connection with merger (unaudited)	829,755	830	188,410	188	-	-	-	-	9,126,588	9,127	2,027,814	-		2,037,959
Notes payable converted to equity (unaudited)									1,528,043	1,528	1,827,336	-		1,828,864
Issuance of Class C Preferred Stock (unaudited)			137,647	138							2,339,862			2,340,000
Cost associated with raising capital (unaudited)	-	-	-	-	-	-	-	-	-	-	(468,972)	-		(468,972)
Beneficial conversion - Class C Preferred Stock (unaudited)	-	-	-	-	-	-	-	-	-	-	1,227,494	(1,227,494)		-
Conversion of Class C and D Preferred Stock (unaudited)			(326,057)	(326)	(585,000)	(585)			15,185,253	15,185	(14,274)			-
Shares issued in connection with investment in business interest (unaudited)									1,000,000	1,000	1,799,000			1,800,000
Stock warrants issued in conjunction with debt financing											984,448			984,448
Comprehensive loss (unaudited):
Translation adjustment (unaudited)													(9,799)	(9,799)
Net loss (unaudited)	-	-	-	-	-	-	-	-	-	-	-	(4,659,237)		(4,659,237)
Total comprehensive loss (unaudited)														(4,669,036)
Balance - December 31, 2006 (unaudited)	829,755	$830	-	$-	-	$-	14,546	$15	33,706,551	$33,707	$16,908,378	($9,853,021)	($9,799)	$7,080,110

iCarbon Corporation, and Subsidiaries

iCarbon Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31,
	2006	2005
	(Unaudited)
Cash Flows from Operating Activities
Net loss	($ 4,659,237)	($2,032,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on asset	-	135,000
Depreciation and amortization	404,112	265,706
Interest capitalized on notes payable	184,606	15,256
Stock issued for loan extension	63,650	-
Amortization of debt discount	117,195	-
Stock issued in lieu of payment for services	333,750	172,500
(Increase) decrease in assets:
Trade accounts receivable and other receivable	5,759	17,786
Inventories	(5,098)	(572,184)
Prepaid expenses	(270,951)	263,401
Increase (decrease) in liabilities:
Accounts payable	(251,991)	125,649
Accrued expenses	509,996	358,521
Customer deposit	174,972	-
Due to related parties	(20,079)	-

Net Cash Used in Operating Activities	(3,413,316)	(1,250,678)

Cash Flows Used in Investing Activities
Investment in license agreement	(325,549)	-
Utilization of cash restricted for property, plant and equipment	200,000	-
Increase in investment in company and deposit on investment in company	(1,333,300)	-
Acquisition of subsidiary, net of cash acquired	(821,417)	-
Other	(28,805)	-
Purchase of property, plant, and equipment	(942,292)	(497,377)

Net Cash Used in Investing Activities	(3,251,363)	(497,377)

 The accompanying notes are an integral part of these statements.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

iCarbon Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31,
	2006	2005
	(Unaudited)
Cash Flows from Financing Activities
Repayments on capital lease obligation	(15,427)	(2,225)
Cash received in merger	882,264	-
Proceeds from demand notes payable:
Related Parties	1,030,000	590,000
Repayments on demand notes payable:
Related Parties	(590,000)	(7,000)
Other	(300,000)	-
Proceeds from the issuance of preferred stock, net of offering costs	1,871,028	-
Proceeds from the issuance of long-term debt and stock purchase warrants:
Related parties	164,069	400,000
Other, net of issuance costs	4,175,722	1,225,000
Repayments on long-term debt:
Related parties	(360,000)	-
Other	(137,959)	(249,269)

Net Cash Provided by Financing Activities	6,719,697	1,956,506

Effect of Foreign Currency Exchange Rate on Cash	(9,799)	-
Net Increase in Cash	45,219	208,451

Cash - Beginning	144,845	103,260

Cash - Ending	$190,064	311,711
Supplemental Disclosure of Cash Flow Information
Interest paid	$239,284	58,436

 The accompanying notes are an integral part of these statements.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

iCarbon Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Supplemental Disclosures of Noncash Investing and Financing Activities
Debt and interest converted to common stock	$1,644,258	$394,535
Equipment acquired by issuance of common stock	$-	$1,650,000
Land and Building acquired by direct financing	$2,650,000	$-
Equipment acquired by direct financing and capital lease obligations	$111,282	$375,000

Long-term debt, related party, reclassified to demand note payable, related party	$-	$49,975

Other non cash equity and demand notes payable transaction	$-	$70,755
Inventory acquired by direct financing	$-	$429,047

Acquisition of certain assets and liabilities of Classifier Milling Systems Corp. in exchange for cash of $1,000,000 and seller financing of $3,000,000	$3,000,000	$-
Deposit on investment via direct financing	$-	$100,000
Asset repossessed and related debt relieved	$-	$315,000
Other property released and related accrued expenses relieved	$-	$170,000
Investment in business interest acquired by issuance of Common Stock	$-	$1,652,186
Discount recorded on debt in conjunction with stock purchase warrants issued	$984,448	$-
Acquisition of equity investment through the issuance of 1,000,000 shares of common stock	$1,800,000	$-

The accompanying notes are an integral part of these statements.

iCarbon Corporation, and Subsidiaries

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 1 - Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Certain information and footnote disclosures normally included in financial statements under accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included within this registration statement. In the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial statements have been included. The results of operations for the three month and nine month periods ended December 31, 2006 and 2005 are not necessarily indicative of the results which may be expected for the entire fiscal year.

On April 19, 2006, BPK Resources, Inc. a Nevada corporation publicly traded through the facilities of the NASDAQ OTC (BPK) closed upon an Agreement and Plan of Merger (the Merger Agreement) among BPK, BPK Resources Acquisition Corp., a Delaware corporation and wholly owned subsidiary of BPK (Merger Sub), Graphite Technology Group, Inc. (Graphite), and Derek Hirsch and James E. Olive, the principal shareholders of Graphite (the Merger). In accordance with the Merger Agreement, Merger Sub merged with and into Graphite with Graphite surviving as a wholly owned subsidiary of BPK.

The Merger resulted in the owners and management of Graphite having effective operating control of the combined entity after the Merger, with the existing BPK investors continuing as only passive investors. In connection with the Merger, all directors and officers of BPK resigned and new directors and officers were appointed by Graphite.

Under accounting principles generally accepted in the United States of America, the Merger is considered to be a capital transaction in substance, rather than a business combination. That is the Merger is equivalent to the issuance of stock by Graphite for the net monetary assets of BPK, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Merger is identical to that resulting from a reverse acquisition, except that no goodwill intangible asset is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative financial statements of the “legal acquirer” (BPK), are those of the “legal acquiree” (Graphite) (i.e., the accounting acquirer).

In consideration for the Merger, (i) the holders of issued and outstanding shares of the Graphite's common stock received an aggregate of (A) 6,666,667 shares of BPK's common stock and (B) 585,000 shares of BPK Series D Convertible Preferred Stock convertible into an aggregate of 9,750,954 shares of BPK common stock; and (ii) holders of issued and outstanding shares of Graphite's preferred stock received an aggregate of 14,546 shares of Series E Convertible Preferred Stock, convertible into an aggregate of 583,333 shares of BPK common stock. The capital transaction has been given retroactive effect as if the transaction had been in place for all periods presented.

On the date of the merger BPK's balance sheet consisted of current assets of $3,747,929, current liabilities of $1,709,970 and stockholders' equity of $2,037,959. Included in current assets was $2,862,739 of demand notes receivable from Graphite to BPK as of the merger date which now eliminates in consolidation. The results of operations for the nine month period ended December 31, 2006 include activity for BPK from April 19, 2006 to December 31, 2006.

See notes to consolidated financial statements.

iCarbon Corporation, and Subsidiaries

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 1 - Basis of Presentation (Continued)

On July 21, 2006, BPK Resources, Inc. changed its name to iCarbon Corporation (the Company). The Company's common stock is presently traded through the facilities of the NASDAQ OTC (ICRB). On August 4, 2006, the Company was granted listing status on the Frankfurt Stock Exchange.

At the close of business on July 24, 2006, the Company effected a one for six (1:6) share consolidation and issued a total of 16,398,142 shares of common stock upon the conversion of certain convertible promissory notes and the Company's Series C and Series D preferred stock. Please refer to Note 8.

Note 2 - Recently Issued Accounting Standards

In June 2006, the FASB ratified Emerging Issues Task Force ("EITF") Issue No. 06-3, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (that is, Gross versus Net Presentation)", which allows companies to adopt a policy of presenting taxes in the income statement on either a gross or net basis. Taxes within the scope of this EITF would include taxes that are imposed on a revenue transaction between a seller and a customer. If such taxes are significant, the accounting policy should be disclosed as well as the amount of taxes included in the financial statements if presented on a gross basis. EITF 06-3 is effective for interim and annual reporting periods beginning after December 15, 2006. The Company is currently assessing the impact, if any, of EITF Issue No. 06-03 which it will adopt at the beginning of Fiscal 2008.

In October 2006, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. 123R-6, "Technical Corrections of FASB Statement No. 123(R)" ("FSP 123(R)-6"). FSP 123(R)-6 amends FSP 123(R) to exempt nonpublic entities from disclosing the aggregate intrinsic value of outstanding fully vested share options (or share units) and share options expected to vest, to revise the computation of minimum compensation cost that must be recognized, to indicate that at the date that the illustrative awards were no longer probable of vesting, any previously recognized compensation cost should have been reversed, and to amend the definition of short-term inducement to exclude an offer to settle an award. The Company does not expect the adoption of FSP 123(R)-6 to have a material impact on its financial condition, results of operations or cash flows.

In October 2006, the FASB issued FASB Staff Position No. 123R-5, "Amendment of FASB Staff Position FAS 123(R)-1" ("FSP 123(R)-5"). FSP 123(R)-5 amends FSP 123(R)-1 for equity instruments that were originally issued as employee compensation and then modified, with such modification made solely to reflect an equity restructuring that occurs when the holders are no longer employees. The Company does not expect the adoption of FSP 123(R)-5 to have a material impact on its financial condition, results of operations or cash flows.

  In December 2006, FASB issued a FASB Staff Position (“FSP”) EITF 00-19-2 “Accounting for Registration Payment Arrangements” (“FSP 00-19-2”). This FSP addresses an issuer’s accounting for registration payment arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5 “Accounting for Contingencies”. The guidance in this FSP amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, and FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” to include scope exceptions for registration payment arrangements. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the date of issue of this FSP. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of this FSP, this is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. We are currently evaluating the impact that the implementation of FSP EITF 00-19-2 may have in our consolidated results of operations and financial position.

See notes to consolidated financial statements.

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 3 - Business Acquisition

On July 27, 2006, iCarbon Canada Ltd., a wholly owned foreign subsidiary of iCarbon Corporation, acquired Classifier Milling Systems Corp. ("CMS"), a Canadian private company. CMS engineers and manufactures conventional and custom milling process systems (Hammer Mills, Air Classifier Mills, Cyclones and Cyclone Classifiers, Dust Collectors, Chill Roll Assemblies, Extruders, Paddle/Ribbon Mixers). CMS milling systems are used for production of powdered graphite and a range of industrial minerals as well as plastics, rubber, paints, petrochemicals, cement, food stocks, pharmaceutical, cosmetic, and refractory materials. CMS manufactures systems ranging from 1HP to 500HP for small, medium and large systems users that process up to 50,000 tons per annum rated capacity from a single system. The acquisition expands the Company's manufacturing capabilities, adds value to its proprietary processing technologies, and adds potential for new markets.

The purchase price of the acquisition was $4 million comprised of $1 million paid in cash and the issuance of a $3 million Promissory Note. The terms of the agreement include a provision to pay $1 million of the Promissory Note by issuance of 714,286 common equity shares of iCarbon Corporation (See Note 7).

The acquisition was accounted for under the purchase method of accounting and the operating results for CMS have been included in the consolidated financial statements from the date of acquisition. The purchase price was allocated based upon the estimated fair market value of the assets acquired and liabilities assumed as follows:

Cash	$44,186
Accounts receivable, net	184,578
Other receivable	138,046
Inventory	920,731
Equipment	33,555
Goodwill	3,074,085

Total Assets Acquired	4,395,181

Accounts and accrued payables	213,610
Note payable	181,571

Total Liabilities Assumed	395,181

Purchase Price	$4,000,000

Subsequent to the original purchase price allocation, more accurate information has become available regarding the original allocation and the resulting impact has been to decrease Goodwill by $215,647, which has been reflected above.

Under current accounting rules, goodwill resulting from this acquisition is not being systematically amortized but will be subjected to annual impairment tests and will be written down to its estimated fair value when and if the impairment test indicates that the carrying value of goodwill exceeds its fair value. This goodwill is not deductible for tax purposes.

Management is currently evaluating the amount recorded as goodwill to determine if any portion should be reclassed to other separately identifiable intangible assets. Classifier Milling Systems Corp. developed and possesses advanced technologies in the areas of cryogenic processes, dry powders micronization to 2-micron particle sizes, air drive separation/classification technologies to achieve targeted “rich fractions”, and a number of other manufacturing solutions that are unique, commercial and difficult to replicate.

See notes to consolidated financial statements.

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 4 - Inventories

Inventories at December 31, 2006 and March 31, 2006 consist of the following:

December 31,
2006

Finished goods	$588,627
Work-in-process	238,963
Raw materials	1,568,727

$2,396,317

Note 5 - Investment in Company, Deposit on Investment in Company, Investment in License Agreement

Agreement between the Company, M. Bertil Akesson, Société Malagache du Grafit

On July 27, 2005, the Company entered into an agreement with Bertil Akesson ("Akesson") and Société Malagache du Grafit (SOMAGRA) by which the Company agreed to purchase a 50% common equity ownership of SOMAGRA. SOMAGRA owns all right and interest in mining claims and leases comprising the Ambatomitamba Graphite Mine and four contiguous mineral bearing properties located in Madagascar as well as all equipment on site. By terms of the agreement, the Company will finance, manage, operate and develop the graphite mines.

The purchase agreement called for the Company to purchase this 50% ownership by payment of $3.0 million, to be paid by $1.2 million in cash, which has been paid during the nine month period ended December 31, 2006 and the issue of $1.8 million in common stock to be paid at the earliest date after all governmental approvals of mining permits and licenses for the properties are secured by SOMAGRA, and also at the earliest date when SOMAGRA may transfer or otherwise issue shares representing 50% of its share capital to the Company. The purchase agreement also established the option for the Company to purchase the remaining 50% common equity ownership of SOMAGRA. The Company completed the purchase of the initial 50% in October, 2006.

The purchase agreement option terms called for an immediate cash payment of $375,000, which has been paid during the nine month period ended December 31, 2006 and $800,000 cash to be paid in two payments of $400,000, each payment, payable January 1, 2007 and July 1, 2007, and the issue of $1.65 million in common stock at the then prevailing market price when issued, and to be issued in proportion and currently with each of the remaining cash payments on the dates when the cash payments are due.

There is currently no mining activity. SOMAGRA is developing a mine operations plan with current activities limited to establishing pre-production mine processes.

Agreement between the Company and Chenzhou Global Graphite Inc.

On October 13, 2005, the Company purchased a 37.125% interest in Chenzhou Global Graphite Inc. (a company incorporated in Hunan Province, China) ("Chenzhou") which was established during 2005 and continues to develop its business. Chenzhou has successfully developed patented purification technology which increases carbon levels of amorphous graphite. High level fixed carbon amorphous graphite (99.2+% fixed carbon) represents the potential for better and lower cost material solutions for numerous industrial applications.

See notes to consolidated financial statements.

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 5 - Investment in Company, Deposit on Investment in Company, Investment in License Agreement (Continued)

The purchase transaction entailed a share exchange of 270,815 common shares and 23,764 Series D Preferred Shares that were converted into common shares (See Notes 1 and 8) issued by the Company in exchange for 3,712,500 common shares of Chenzhou, representing 37.125% ownership of Chenzhou. The Company was also required to purchase an additional 787,500 shares, 7.875% ownership, for $350,000 cash.

On June 25, 2006, this agreement was modified to the extent that the Company released its ownership interest in Chenzhou in exchange for a license agreement, which establishes the Company as the exclusive perpetual licensee, a collaborative developer of the technology, and the sole party to commercialize the business potential of the technology. The Company negotiated the license in favor of surrendering its common equity interest and other financial commitments to Chenzhou. The license encompasses the exploitation of all of the assets of Chenzhou, which includes mine licenses as and when granted to Chenzhou, mine properties and technologies controlled by Chenzhou, and entitles the Company to receive 45% of the economic benefit including any distributions of capital or assets by Chenzhou.

Payment of the license was accomplished by credit of the shares of the Company issued previously by Graphite Technology Group, Inc., and $350,000 cash advances. The Company has and continues to make additional investments under terms of the license to Chenzhou's technology development.

On October 15, 2006, the Company entered into a Purchase and Sale Agreement with Chenzhou Global Graphite Inc. and Western Mercantile Enterprises (Canada) Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada, to acquire 100% equity ownership of Chenzhou Global Graphite Inc. for $2.67 million subject to adjustments at closing. The purchase price consists of 800,000 common shares of which 666,882 were previously issued in connection with a license agreement between Chenzhou and the Company as licensee, and a credit of all cash advances made by the Company to Chenzhou since October 2005 until the date of closing.

As of the period ended December 31, 2006, cash advances under this agreement totaled $650,549. Closing of the acquisition is expected to occur during the Company’s fiscal fourth quarter ending March 31, 2007.

Chenzhou Global Graphite is a development stage company, and the owner and developer of patent pending carbon purification technologies to cost effectively increase carbon levels of amorphous graphite. Purified carbon amorphous graphite represents the potential for better or lower cost material solutions for numerous industrial applications. Chenzhou also holds the option to purchase a 55% interest in a natural graphite mine, located in Jiangxi Province; and separately, has a license application pending for amorphous mining in Hunan Province. The Company is currently collaborating on development of these technologies.

Note 6 - Notes Payable, Demand

Notes payable, demand, increased $530,000 during the quarter ended December 31, 2006, representing amounts borrowed from related parties. Additionally, such amounts due from Graphite Technology Group to iCarbon Corporation prior to the Merger eliminates in consolidation.

Note 7 - Long-Term Debt

During the nine months ended December 31, 2006, the Company entered into the following arrangements:

On May 31, 2006, the Company's subsidiary, GTG Carbons, LLC, acquired a warehouse and 15 acres of land in Aliquippa, Pennsylvania.  The total purchase price was $2,900,000, the Company paid $250,000 and the seller, Mechanical Service Company, Inc., holds a mortgage for $2,650,000.  The terms of the mortgage call for monthly payments of $19,445 through December 2007, thereafter the monthly payments are $25,325 through May 2011 with a balloon payment on June 1, 2011.  Interest is charged at 8% and the mortgage is secured by the building and is guaranteed by the Company.

The Company borrowed $30,029 from Keystone Nazareth Bank & Trust to purchase a vehicle. The terms of the note are payments of $726 through May 2010 with interest charged at 6.5%. A vehicle collateralizes the loan.

See notes to consolidated financial statements.

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 7 - Long-Term Debt (Continued)

On July 17, 2006, the Company completed a $4.5 Million institutional private placement of 9% guaranteed exchangeable notes due January 12, 2010. The notes were issued to Millennium Global Special Situations Americas Fund by iCarbon Corporation's subsidiary, Graphite Technology Group, Inc., and guaranteed by the Company. The notes are exchangeable for shares of the Company's common stock at an exchange price of $.23. The exchange price of the notes was issued subject to adjustment from consolidation of the Company's share capital on July 24, 2006, the effect of which resulted in the outstanding exchangeable notes exchangeable at $1.38 per share subject to adjustment. We recorded a discount on this note with respect to warrants issued with this note in the amount of $984,448. This discount is being amortized over the life of the loan. The Company recorded $984,448 to additional paid in capital related to the value assigned to these warrants. Amortization of $117,195 on this discount was recorded during the nine month period ended December 31, 2006.

These warrants were issued in connection with the exchangeable notes and they are exercisable for five years from the issue date and provide the right to purchase 1,630,435 shares of the Company's common stock at an exercise price of $2.04 per share subject to adjustment. The agreement calls for the Company to register the shares issuable upon the exchange of the notes and the exercise of the warrants for resale on behalf of the investor, upon their demand. In the event the Company does not register the shares upon demand, there is a penalty provision of 2% per month of gross proceeds.

On July 27, 2006, iCarbon Canada, Ltd (ICCL), an Ontario corporation and a wholly owned subsidiary of the Company, acquired 100% of the stock of Classifier Milling Systems Corp. ("CMS"). CMS is a Canadian private company in the business of designing, engineering and manufacturing milling equipment for use in separation, reduction, classifying and routing raw materials.

In consideration for all the stock of CMS (See Note 3), ICCL issued a promissory note in the principal amount of $3 million, payable $600,000 each year for five consecutive years on the anniversary date of the closing, plus interest on the unpaid balance at the rate of 4% per year. ICCL has the right to make payment of up to $1 million principal amount of the promissory note by issuance of the Company's common stock. If the Company made payment of the entire $1 million of the promissory note in common shares, the Company would issue 714,286 shares, valued at $1.40.

During the quarter ended December 31, 2006, a related party advanced $145,609 to CMS. No repayment schedule has been established for these advances.

The Company borrowed $60,000 from Keystone Nazareth Bank & Trust to purchase computers and computer software. The  note is due August 3, 2009 and bears an interest rate of 7.85%.

Note 8 - Stockholders' Equity

Series B Preferred Stock. All shares of Series B Preferred Stock were issued at $.55 per share and are immediately convertible at the option of the holder into one sixth of a share of common stock. In the event of a liquidation or dissolution of the Company, the Series B Shares automatically convert into shares of common stock at an effective conversion price of $3.30 per share. Except as provided in the Nevada General Corporation Law, holders of Series B Shares have no voting rights. The shares may be redeemed at any time at the option of the Company at a redemption price of $.01 per share so long as (i) the average of the closing bid prices of our common stock during the twenty trading days preceding the redemption notice date equals or exceeds $1.00 per share; and (ii) the shares of common stock issuable upon conversion are either subject to an effective registration statement under the Securities Act of 1933, or transferable pursuant to Rule 144(k) promulgated thereunder.

See notes to consolidated financial statements.

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 8 - Stockholders' Equity (Continued)

Series C Preferred Stock. In the first quarter, in conjunction with the merger with BPK and additional capital raises, shares of Series C Preferred Stock were issued  Each share of Series C Preferred Stock was convertible into that number of shares of Common Stock equal to the original issue price of the Preferred Stock ($17.00) divided by $1.02 (as same may be adjusted, the “Conversion Price”) upon the earlier of: (i) the filing of an amendment to the Articles of Incorporation of the Company increasing the number of shares of Common Stock the Company is authorized to issue such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series C Preferred Stock can be converted into Common Stock; or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series C Preferred Stock can be converted into Common Stock .  Upon sale, each share of Series C Preferred Stock was issued as a unit with one warrant.  Each Warrant is exercisable into 50 shares of Common Stock at the exercise price of $2.04 per share. During the nine month period ended December 31, 2006, all of the outstanding Series C Preferred Stock was converted to 5,434,299 shares of common stock.

In connection with the issuance of the Series C Convertible Preferred shares the warrants that were issued were considered "in the money" at the commitment date. These warrants vested immediately. In conjunction with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company has recorded $1,227,494 as additional paid in capital related to the beneficial conversion associated with these warrants.

Series D Preferred Stock. During the nine month period ended December 31, 2006, all of the outstanding Series D Preferred Stock (585,000) was converted to 9,750,954 shares of common stock.

Series E Preferred Stock. Series E convertible preferred stock consists of 14,546 authorized, nonvoting shares with a $0.001 par value. These shares will be convertible into an aggregate of 583,333 shares of Common Stock. Each share of Series E Preferred Stock will be Convertible into shares of Common Stock at the option of the holder commencing upon the earlier of: (i) the filing of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series E Preferred Stock may be converted into Common Stock or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series E Preferred Stock may be converted into Common Stock. Subject to the rights of holders of any series of preferred stock which by its terms is senior to the Series E Preferred Stock, in the event of any liquidation, dissolution winding up of the Company, holders of the Series E Preferred Stock will be entitled to receive in preference to the holders of Common Stock an aggregate amount of approximately $1,454,600.

The holders of the Series E preferred stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. Total dividends in arrears were $139,649 at December 31, 2006.  As noted in Note 1, these shares have been given retroactive effect as if the transaction had occurred for all periods presented.

During the nine month period ended December 31, 2006, the Company converted outstanding notes payable into 1,528,043 shares of common stock as called for by terms of the note agreements.

During the nine period ended December 31, 2006, the Company issued 19,127 shares of common stock to various individuals and entities in consideration for extending loan provisions. These transactions were valued at $63,650.

See notes to consolidated financial statements.

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 8 - Stockholders' Equity (Continued)

During the nine month period ended December 31, 2006, the Company issued 1,528,043 shares of common stock as payments on outstanding debt of $1,565,000 and $79,259 of accrued interest. Upon conversion of this debt and accrued interest and the stock price as of this date, an additional $184,606 of interest expense was charged with an equal amount offset to additional paid-in capital.

During the nine month period ended December 31, 2006, the Company issued 135,000 shares of common stock as payments for services rendered in the amount of $236,250.

During the nine month period ended December 31, 2006, the Company issued 1,000,000 shares of common stock to acquire a 50% interest in a business in accordance with the   purchase agreement described in Note 5. The agreement called for the Company to purchase this 50% ownership by payment of $3.0 million, to be paid by $1.2 million in cash, which has been paid at December 31, 2006 and the issue of $1.8 million in   common stock.

During the nine month period ended December 31, 2006, the Company issued 65,000 shares of common stock as payment for services rendered in the amount of $97,500.

The Company incurred costs of $468,972 in relation to the completion of the Series C raise and the merger during the period ended December 31, 2006.

The Company had an accumulated other comprehensive loss of $9,799 related to foreign currency translation adjustments.

Reverse Stock Split and Conversion of Preferred Shares

On July 24, 2006, the Company effected a reverse stock split of its common stock outstanding at a ratio of one share for every six shares (1:6) outstanding. After giving effect to the reverse split, 15,965,068 shares of the Company's common stock were outstanding. In addition, the Company issued 16,398,142 shares of its common stock pursuant to the terms of certain convertible notes and conversion of all of the Series C and Series D Preferred Stock outstanding, after which issuance the Company's issued and outstanding shares of common stock then totaled 32,363,210.

These financial statements have been presented to give effect to the reverse stock split for all periods presented.

Note 9 - Income Taxes

The Company has fully reserved for all state and federal net operating loss carryforwards, thus there is no income tax benefit recorded due to the uncertainty as to the Company's ability to realize net operating loss carry-forwards that are available to offset taxable income in future periods.

See notes to consolidated financial statements.

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 10 - Earnings per Share

Earnings per common share are calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic earnings per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share is computed similarly to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Shares associated with stock options, warrants and convertible preferred stock and debt are not included when their inclusion would be antidilutive (i.e., reduce the net loss per share).

The Company's calculation of earnings per share is as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)

Net Loss	($1,681,347)	$(681,118)	$(4,659,237)	($2,032,313)
Beneficial conversion of preferred stock	-	-	(1,227,494)	-

Net loss applicable to common stockholders	(1,681,347)	(681,118)	(5,886,731)	(2,032,313)
Weighted average shares outstanding	33,706,551	15,490,487	25,310,944	15,319,356
Per share amount - basic and diluted	($.05)	($.05)	($.23)	($.13)

For the three months and nine months ended December 31, 2006, the following shares have been excluded from the computation of diluted earnings per share as they would be antidilutive: 829,755 shares of Series B convertible preferred shares that are convertible into 138,296 shares of common stock; 14,546 shares of Series E convertible preferred shares that are convertible into 583,333 shares of common stock; stock warrants convertible into 6,619,417 shares of common stock; stock options convertible into 36,667 shares of common stock; and $4,500,000 of convertible debt that is convertible into 3,260,870 shares of common stock.

For the three months and nine months ended December 31, 2005, 14,546 shares of Class E Convertible Preferred Stock that are convertible into 583,333 shares of common stock; and $290,000 of convertible debt is convertible into 1,026,667 shares of common stock have been excluded from the computation of diluted earnings per share as they would be antidilutive.

See notes to consolidated financial statements.

iCarbon Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements
December 31, 2006
(Unaudited)

Note 11 - Business Segment Information

The Company’s business segments include: (i) Industrial Materials , which is the production of carbon/graphite industrial powders and a range of non-carbon/graphite industrial minerals and materials; (ii) Mining , which accounts for natural carbon/graphite mined and sold; (iii) Advanced Carbon Materials , which are materials and products produced and sold in reliance of certain technologies owned and controlled by the Company; and (iv) Milling Systems , which are milling equipment systems and equipment designed, engineered and built by Classifier Milling Systems Corp., a wholly owned subsidiary of the Company.

The table below lists revenues and associated (loss) for the business segments that had operating results for the three and nine month periods of this report. There were no revenues associated with the Advanced Carbon Materials and Mining segments for the three and nine month periods of this report.

	Graphite/Carbon Products		Manufactured Mill Equipment
	Period ended 12/31/06:		Period Ended 12/31/06
	Three Months	Nine Months	Three Months	Nine Months
Revenues from customers	$322,147	$1,015,984	$138,691	$315,149
Inter-segment revenues			3,382	34,627
Segment loss	(1,484,424)	(4,456,918)	(196,923)	(202,319)

	Three Months Ended 12/31/06	Nine Months Ended 12/31/06

Total loss for reported segments	($1,681,347)	($4,659,237)

Note 12 - Subsequent Events

Acquisition of the assets of Pecor Inc.

The Company is party to an agreement to acquire substantially all of the assets of Pecor Inc., a company formed in 1880, which currently retains ownership of approximately 300 patents for manufactured equipment used primarily in iron, steel, aluminum and metals manufacturing and for refractory systems and products, including hot metal mixing and transfer vessels and ladles, coke and nonferrous refining equipment. The agreement is conditional to completion of due diligence, which remains ongoing as at the date of this report.

See notes to consolidated financial statements.

iCarbon Corporation and Subsidiaries

Prospectus

19,735,576 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

See notes to consolidated financial statements.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our articles of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

• conducted himself or herself in good faith;

• reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

• in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders. The estimated expenses of issuance and distribution are set forth below:

Registration fees	$1,478.19
Legal fees	$20,000
Accounting Fees	$10,000
Miscellaneous	$1,000
Total estimated costs of offering	$32,478

Item 26. Recent Sales of Unregistered Securities

From April 2004 until June 2004, we sold 316,667 units to four investors, with each unit consisting of two shares of common stock and one warrant. The units, after giving effect to the share consolidation of July 24, 2006, were sold at a purchase price of $1.56 per unit. Each warrant is initially exercisable into one share of common stock at an exercise price of $1.80 per share for a period of three years from the date of issuance. These investors were U.S residents. This offering and sale of units qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by iCarbon Corporation did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In April 2005, we sold 500,000 units to one investor, with each unit consisting of two shares of our common stock and one warrant. The units, after giving effect to the share consolidation of July 24, 2006, were sold at a purchase price of $1.56 per unit. Each warrant is exercisable into one share of common stock at an exercise price of $1.80 per share and expires three years after the date of issuance. This investor is a United Kingdom entity. This offering and sale of units qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by iCarbon Corporation did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 19, 2006, we closed upon an Agreement and Plan of Merger with Graphite Technology Group, Inc. In consideration for the merger, after giving effect to the share consolidation of July 24, 2006, we issued to 48 holders of Graphite Technology Group, Inc. common stock 6,666,667 shares of our common stock and 585,000 shares of our Series D Convertible Preferred Stock convertible into an aggregate of approximately 9,750,000 shares of our common stock. These Graphite Technology Group, Inc. shareholders are listed in Exhibit 4.19 submitted herewith. This offering and sale of securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by iCarbon Corporation did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Also on April 19, 2006, in connection with our merger with Graphite Technology Group, Inc. we issued to one holder of Graphite Technology Group, Inc. preferred stock, in the amount of 14,546 shares of Series E Convertible Preferred Stock convertible, after giving effect to the share consolidation of July 24, 2006, into an aggregate of 583,333 shares of our common stock. This Graphite Technology Group, Inc. shareholder was Derek Hirsch. This offering and sale of preferred stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by iCarbon Corporation did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to one person and because of the manner of the offering. In addition, this investor had the necessary investment intent as required by Section 4(2) since the investor agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

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From February 17 to May 31, 2006, we sold 319,665 units consisting of one share of our Series C Preferred Stock and one warrant. After giving effect to the share consolidation of July 24, 2006, each unit was converted to 17 common shares and 815 warrants. All of the Series C Preferred Stock has been converted into 5,434,000 common shares and 2,717,150 warrants to purchase common shares at $2.04. The units were sold to 7 investors. These investors were Millennium Global High Yield Fund Ltd., RAB Capital Special Situations (Master) Fund Ltd., Hare & Co. (J.O. Hambro Capital Management), Bansco & Co., Capital Growth Investment Trust, Stabiltas Gold Resourcen Ltd., and Paragon Capital LLC. This offering and sale of units qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by iCarbon Corporation did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 12, 2006, Graphite Technology issued to one institutional investor, Millennium Global Special Situations Americas Fund, an exchangeable $4.5 million 9% convertible note, guaranteed by us, and we issued a warrant to Millennium to purchase 1,630,435 shares of our common stock for a period of five years at an exercise price of $2.04 per shares. This offering and sale of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by iCarbon Corporation did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 15, 2006, the Company issued 1,000,000 shares of its common stock to Carl Gustaf Bertil Akesson in connection with the acquisition of the initial 50% interest in Société Malagache du Grafit (SOMAGRA). The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for this offering.The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, this investor had the necessary investment intent as required by Section 4(2) since the investor agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 19, 2006, the Company issued 69,556 shares of its common stock to Carlant Holdings, 51,367 shares of its common stock to Heenan Blaikie LLP, 31,073 shares of its common stock to John-Peter Bradford, 114,393 shares of its common stock to Knox Insurance Brokers, Ltd. and 182,560 shares of its common stock to Anne Bachinski, all upon the conversion of convertible notes of the Company. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for these offerings. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, this investor had the necessary investment intent as required by Section 4(2) since the investor agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 19, 2006, the Company issued 75,000 shares of its common stock to Sandgrain Securities, 22,500 shares of its common stock to Emmanuel Suchefort, and 37,500 shares of its common stock to Stephan Tandon, all for investment banking services. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, this investor had the necessary investment intent as required by Section 4(2) since the investor agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 19, 2006, the Company issued 65,000 shares of its common stock to Designated Marketing, LLC for investor relations services. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for this offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, this investor had the necessary investment intent as required by Section 4(2) since the investor agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by iCarbon Corporation. Based on an analysis of the above factors, iCarbon Corporation has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

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Item 27. Exhibits

3.1	Articles of Incorporation (1)

3.2	By-Laws (1)

5.1	Opinion of Lehman & Eilen LLP Re: Legality of Shares (2)

10.1	Purchase and Sale Agreement between Chenzhou Global Graphite, Inc. and Graphite Technology Group, Inc. dated October 13, 2005 (3)

10.2	Purchase and Sale Agreement Carlant Holdings Limited, Graphite Lake Resources Ltd. And Graphite Technology Group, Inc. dated November 10, 2005 (3)

10.3	Option Agreement between Vinecrest Management Services Limited and Graphite Technology Group, Inc. dated February 17, 2006 (3)

10.4	Option Agreement between Vincent Sheehan and Graphite Technology Group, Inc. dated February 17, 2006 (3)

10.5	Deed of Trust between Robert J. Bassermann and Vinecrest Management Services Ltd. And Graphite Technology Group, Inc. dated February 20, 2006 (3)

10.6	Deed of Trust between Robert J. Bassermann and Vincent Sheehan and Graphite Technology Group, Inc. dated February 20, 2006 (3)

10.7	Purchase and Sale Agreement between International Graphite, Inc. Crich Holdings & Buildings and Graphite Technology Group dated March 9, 2006 (3)

10.8	Purchase and Sale Agreement between Bertil Akesson, Societe Malagasy du Grafit and Graphite Technology Group, Inc. dated March 26, 2006 (3)

10.9	Lease Agreement for Delano, Pennsylvania property. (3)

23.1	Consent of Beard Miller Company LLP (2)

23.2	Consent of Lehman & Eilen LLP (contained in Exhibit 5.1)

(1)	Incorporated by reference to the Form SB-2 filed on September 2, 1999.

(2)	Filed herewith.

(3)	Incorporated by reference to the Form 8-K filed on April 26, 2006.

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Item 28. Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(2) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(3) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

(i) That, for the purpose of determining any liability under the Securities Act of  1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(ii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Delano, Pennsylvania, on February 20, 2007.

ICARBON CORPORATION

By:	/s/ James E. Olive
James E. Olive Chief Executive Officer (principal executive officer)

By:	/s/ David Laudeman
David Laudeman Chief Financial Officer (principal financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: February 20, 2007	By:	/s/ James E. Olive
James E. Olive Director and Chief Executive Officer (principal executive officer)

Date: February 20, 2007	By:	/s/ David Laudeman
David Laudeman Chief Financial Officer (principal financial officer)

Date: February 20, 2007	By:	/s/ Derek Hirsch
Director

Date: February 20, 2007	By:	/s/ Thomas G. Dugan
Director

Date: February 20, 2007	By:	/s/ Bertil Akesson, Jr.
Director

Date: February 20, 2007	By:	/s/ Budea Johns
Director

Date: February 20, 2007	By:	/s/ Edward L. Ryan, Jr.
Director

Date: February 20, 2007	By:	/s/ Alvin Marshall
Director

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EXHIBIT INDEX

3.1	Articles of Incorporation (1)

3.2	By-Laws (1)

5.1	Opinion of Lehman & Eilen LLP Re: Legality of Shares (2)

10.1	Purchase and Sale Agreement between Chenzhou Global Graphite, Inc. and Graphite Technology Group, Inc. dated October 13, 2005 (3)

10.2	Purchase and Sale Agreement Carlant Holdings Limited, Graphite Lake Resources Ltd. And Graphite Technology Group, Inc. dated November 10, 2005 (3)

10.3	Option Agreement between Vinecrest Management Services Limited and Graphite Technology Group, Inc. dated February 17, 2006 (3)

10.4	Option Agreement between Vincent Sheehan and Graphite Technology Group, Inc. dated February 17, 2006 (3)

10.5	Deed of Trust between Robert J. Bassermann and Vinecrest Management Services Ltd. And Graphite Technology Group, Inc. dated February 20, 2006 (3)

10.6	Deed of Trust between Robert J. Bassermann and Vincent Sheehan and Graphite Technology Group, Inc. dated February 20, 2006 (3)

10.7	Purchase and Sale Agreement between International Graphite, Inc. Crich Holdings & Buildings and Graphite Technology Group dated March 9, 2006 (3)

10.8	Purchase and Sale Agreement between Bertil Akesson, Société Malagache du Graphit and Graphite Technology Group, Inc. dated March 26, 2006 (3)

10.9	Lease Agreement for Delano, Pennsylvania property. (3)

23.1	Consent of Beard Miller Company LLP (2)

23.2	Consent of Lehman & Eilen LLP (contained in Exhibit 5.1)

(1)	Incorporated by reference to the Form SB-2 filed on September 2, 1999.

(2)	Filed herewith

(3)	Incorporated by reference to the Form 8-K filed on April 26, 2006.

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